UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant 
Check the appropriate box:
	Preliminary Proxy Statement
	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
[X]	Definitive Proxy Statement
	Definitive Additional Materials
	Soliciting Material under § 240.14a-12

RAPTOR PHARMACEUTICAL CORP.
(Name of Registrant as Specified in Its Charter)
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
	Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

7 Hamilton Landing
Suite 100
Novato, California 94949
(415) 408-6200
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 29, 2014

Dear Stockholders of Raptor Pharmaceutical Corp.:
On behalf of the Board of Directors of Raptor Pharmaceutical Corp., a Delaware corporation, we are pleased to deliver the accompanying proxy statement for our annual meeting of stockholders to be held at 8:00 a.m., local time, on July 29, 2014 at our corporate offices at 7 Hamilton Landing, Suite 100, Novato, California 94949, for the following purposes:

1.  To elect eight directors named in the accompanying proxy statement to our Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified.

2.  To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice of annual meeting of stockholders.

3.  To ratify the appointment by the Audit Committee of our Board of Directors of Grant Thornton LLP as Raptor's independent registered public accounting firm for the year ending December 31, 2014.

4.  To approve the Raptor Pharmaceutical Corp. 2013 Employee Stock Purchase Plan.

5.  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
The foregoing matters are described more fully in the accompanying proxy statement.  Our Board of Directors has fixed June 2, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, our annual meeting and any adjournment or postponement thereof. Only holders of record of shares of our common stock at the close of business on the record date are entitled to notice of, and to vote at, our annual meeting.
We are pleased to take advantage of the U.S. Securities and Exchange Commission, or the SEC, rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing a notice of Internet availability of proxy materials, instead of a paper copy of our proxy materials, to our stockholders of record entitled to vote at our annual meeting.  The notice of Internet availability of proxy materials contains instructions on how to access those documents over the Internet and also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2013 Annual Report on Form 10-K and a form of proxy card. Certain stockholders also will receive a full set of the proxy materials by mail. The notice of Internet availability of proxy materials is expected to be mailed to stockholders of record entitled to vote at our annual meeting on or about June 19, 2014.  The full set of proxy materials is expected to be mailed on or about June 19, 2014 to certain stockholders of record entitled to vote at our annual meeting.
 Your vote is important.  Please read the proxy statement carefully.  Even if you plan to attend the annual meeting, for those stockholders who received a printed version of the proxy materials by mail, we request that you complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope to ensure that your shares are represented at the meeting.  As instructed on the proxy card, the envelope requires no postage if mailed in the United States.  For those stockholders who did not receive a printed version of the proxy materials by mail, please follow the instructions in the notice of internet availability of proxy materials on how to access the proxy materials over the internet or to request a paper copy of the proxy materials, and on how to vote.  All stockholders may also vote by telephone or internet, by following the instructions on the proxy card.  If you vote by telephone or internet, you do not have to mail in a proxy card.  Voting in advance by mail, telephone or internet will not prevent you from voting in person at the annual meeting (and votes cast at the annual meeting will supersede votes previously submitted by you), but it will help to ensure a quorum and avoid added costs.

By Order of the Board of Directors,

/s/   Christopher M. Starr, Ph.D.
Christopher M. Starr, Ph.D.
Chief Executive Officer and Director
Novato, California
June 16, 2014

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on July 29, 2014.

Our proxy statement and annual report to security holders are available at www.proxyvote.com or you may access these materials on our website at http://ir.raptorpharma.com/financials.cfm.

TABLE OF CONTENTS
GENERAL INFORMATION	1
Purpose of the Meeting	2
Record Date; Outstanding Shares	2
Voting	2
Quorum; Required Vote; Abstentions; Broker Non-Votes	5
Expenses	6
How to Obtain Directions to the Location of Our Annual Meeting of Stockholders	6
Internet Availability of Proxy Materials	6
PROPOSAL NO. 1: ELECTION OF DIRECTORS	8
Information about the Nominees	8
Directors	8
Required Vote	8
Business Experience and Directorships	9
Stockholder Engagement; Adoption of Majority Vote Standard for Uncontested Director Elections and Increase in Shares Required to Constitute Quorum for Stockholder Meetings	11
Meetings and Committees of the Board of Directors	11
Board Leadership Structure and Role in Risk Oversight	11
Independence of Our Board of Directors	12
Committees of Our Board of Directors and Current Membership	12
Audit Committee	12
Compensation Committee	13
Corporate Governance and Nominating Committee	14
Director Compensation	14
Code of Ethics	15
PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	16
Required Vote	16
PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17
Required Vote	17
Changes in Independent Registered Public Accounting Firm	17
Fees to Independent Registered Public Accounting Firms for Fiscal Years 2013 and 2012	18
PROPOSAL NO. 4: APPROVAL OF THE RAPTOR PHARMACEUTICAL CORP. 2013 EMPLOYEE STOCK PURCHASE PLAN	19
Summary of the ESPP	19
U.S. Federal Income Tax Consequences	21
New Plan Benefits	21
Required Vote	21
MANAGEMENT	22
Executive Officers	22
Relationships Among Executive Officers and Directors	22
NAMED EXECUTIVE OFFICER COMPENSATION	23
Compensation Discussion and Analysis	23
Summary Compensation Table	30
Employment Agreements	32
Grants of Plan-Based Awards Table	34
Outstanding Equity Awards	35

i

Options Exercised	36
Executive Payments Upon Termination	36
Compensation Committee Interlocks and Insider Participation	38
Compensation Risks	38
Equity Compensation Plan Information	39
COMPENSATION COMMITTEE REPORT	39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	40
Transactions with Related Persons	40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT	41
REPORT OF OUR AUDIT COMMITTEE	42
OTHER MATTERS	43
Section 16(a) Beneficial Ownership Reporting Compliance	43
Information on Our Website	43
Trademark Notice	43
Stockholder Proposals and Nominations	44
Communication with our Board of Directors	44
Delivery of this Proxy Statement to Multiple Stockholders with the Same Address	44
APPENDIX A: RAPTOR PHARMACEUTICAL CORP. 2013 EMPLOYEE STOCK PURCHASE PLAN	45

ii

RAPTOR PHARMACEUTICAL CORP.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 29, 2014
GENERAL INFORMATION
This proxy statement is being furnished to holders of common stock, par value $0.001 per share, of Raptor Pharmaceutical Corp., a Delaware corporation (unless the context otherwise requires, references herein to "Raptor," "the Company," "we," "us" and "our" refer to Raptor Pharmaceutical Corp., together with its subsidiaries), in connection with the solicitation of proxies by our Board of Directors for use at our 2014 annual meeting of stockholders to be held on July 29, 2014, at 8:00 a.m. local time at our corporate offices located at 7 Hamilton Landing, Suite 100, Novato, California 94949, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of annual meeting to stockholders. The specific proposals are described in more detail in this proxy statement. This proxy statement, the notice of annual meeting to stockholders, the accompanying form of proxy card and our annual report to stockholders will be made available on or about June 19, 2014 to stockholders of record as of the close of business on June 2, 2014, the record date for the annual meeting.
By properly completing and returning your proxy card, you will appoint Christopher M. Starr, Ph.D., and Georgia Erbez as your proxies at the annual meeting. Your proxies will vote your shares as you instruct, whether or not you attend the meeting. If you sign and return your proxy card but fail to instruct how to vote your shares, Dr. Starr or Ms. Erbez will vote your shares in accordance with the recommendations of our Board of Directors.  Our Board of Directors recommends that you vote "FOR" the slate of directors nominated by our Board of Directors; "FOR" the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers;  "FOR" the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014 and "FOR" the approval of the Raptor Pharmaceutical Corp. 2013 Employee Stock Purchase Plan. We recommend that you vote by proxy in advance of the annual meeting.
The Board of Directors does not know of any matters to be presented at the annual meeting other than those listed on the notice of annual meeting to stockholders and described in this proxy statement. If another matter is properly brought before the meeting or any adjournment or postponement thereof, your proxies will vote your shares in accordance with their judgment if you have completed your proxy card and authorized them to do so.
The Board of Directors encourages you to attend the annual meeting in person. If you decide to change your vote, you may revoke your proxy any time before your vote is cast at the annual meeting by
(i)	giving written notice of revocation to our Corporate Secretary,
(ii)	submitting a signed proxy card bearing a date later than the date of the prior proxy card,
(iii)	voting again over the Internet or by telephone, or
(iv)	attending the annual meeting and voting in person.
Attendance at the annual meeting will not, in itself, constitute revocation of your proxy.
Our principal executive offices are located at 7 Hamilton Landing, Suite 100, Novato, California 94949 and our telephone number is (1-415) 408-6200 or, toll-free in the U.S. and Canada only, (1-877) RAPTOR9 (1-877-727-8679).

Purpose of the Meeting
At our 2014 annual meeting, stockholders will be asked to consider and vote upon the following matters:
1.
Proposal No. 1 – to elect eight directors named herein to our Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.	Proposal No. 2 – to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers;
3.
Proposal No. 3 –  to ratify the appointment by the Audit Committee of our Board of Directors of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014;

4.	Proposal No. 4 – to approve the Raptor Pharmaceutical Corp. 2013 Employee Stock Purchase Plan; and
5.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Record Date; Outstanding Shares
Who is entitled to vote?
Only stockholders of record at the close of business on June 2, 2014 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.  Such stockholders are entitled to cast one vote, in person or by proxy, for each share of common stock outstanding in his, her or its name on the books of the Company as of the record date on all matters properly submitted for the vote of stockholders at the annual meeting.  As of June 2, 2014, 62,664,601 shares of common stock, par value $0.001 per share, were issued and outstanding.
For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see the section of this proxy statement titled "Security Ownership of Certain Beneficial Owners, Directors and Management."
Voting
Stockholders have three options for submitting their votes prior to the annual meeting: (1) over the Internet, (2) by telephone or (3) by mail. If you have Internet access, the Company encourages you to record your vote over the Internet.  Voting over the Internet is convenient and saves the Company significant postage and processing costs. In addition, when voting via the Internet or by telephone prior to the meeting date, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore to not be counted.
How do I vote if I am a registered stockholder?
You may vote by mail.  If you are a registered stockholder (that is, if you hold your shares of common stock directly and not in street name) and you have received a printed version of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage prepaid envelope. Your shares will then be voted at the annual meeting in accordance with your instructions.
You may vote via the Internet. To vote over the Internet, go to the web address http://www.proxyvote.com and follow the instructions for Internet voting shown on the notice of Internet availability of proxy materials, or if you have received a printed version of the proxy materials by mail, follow the instructions for Internet voting shown on the proxy card.
You may vote by telephone.  To vote by telephone, call 1-800-690-6903 (toll-free in the U.S. and Canada only) from a touch tone telephone and follow the instructions.

You may vote in person at the annual meeting. If you are a registered stockholder and attend the annual meeting (please bring a valid, government-issued photo identification, such as a driver's license or a passport to authenticate your identity and for entrance to the annual meeting), you may deliver your completed proxy card in person.  If you attend the annual meeting, you may also submit your vote in person, and any previous votes that were submitted by you will be superseded by the vote that you cast at the annual meeting.
Am I entitled to vote if my shares are held in "street name"?
Yes, if a bank or brokerage firm holds your shares of common stock in "street name" for you, you are considered the "beneficial owner" of such shares. If your shares are held in "street name," these proxy materials are being forwarded to you by your bank or brokerage firm (the "record holder"), along with a voting instruction card.  As the beneficial owner, you have the right to direct the record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.  Brokers holding shares of common stock in "street name" who are members of a stock exchange are required by the rules of the exchange to transmit this proxy statement to the beneficial owner of the shares of common stock and to solicit voting instructions with respect to the matters submitted to the stockholders.
How do I vote if I hold my shares in "street name"?
If you are a beneficial owner of shares of common stock registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization (rather than from the Company).  In addition to providing you with instructions for voting by mail, your broker, bank, or other agent may permit you to vote your shares electronically, by telephone, or over the Internet. A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or over the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to vote their shares and confirm that stockholders' votes have been recorded properly. Stockholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder using such services. Also, please be aware that the Company is not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccurate, erroneous or incomplete information that may appear.
What if I do not provide voting instructions for my shares of common stock on my proxy card or, with respect to such shares held in "street name," to my bank, brokerage firm, or other agent?
All shares entitled to vote and represented by properly executed proxy cards received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards.
If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted in accordance with the recommendations of our Board of Directors.  Our Board of Directors recommends that you vote: "FOR" the slate of directors nominated by our Board of Directors; "FOR" the approval,  on a non-binding, advisory basis, of the compensation of our Named Executive Officers; "FOR" the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014; and "FOR" the approval the Raptor Pharmaceutical Corp. 2013 Employee Stock Purchase Plan. If any other matters are properly presented for consideration at the annual meeting, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment, and authority to do so is included in the proxy.
If you do not give instructions to your bank, brokerage firm, or other agent, by the date specified in the voting instructions , it will nevertheless be entitled to vote your shares of common stock in its discretion on "routine matters".  The ratification of independent public accountants is generally a routine matter, while the election of directors, actions with respect to stockholder advisory votes on executive compensation, and the approval of our 2013 Employee Stock Purchase Plan are not considered routine matters.  Absent your instructions, the record holder will not be permitted to vote your shares on non-routine matters. Shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients are considered "broker non-votes" and are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal.

Who can attend the annual meeting?
Only stockholders eligible to vote or their authorized representatives will be admitted to the annual meeting. If you plan on voting at the annual meeting, you must bring a valid, government-issued photo identification, such as a driver's license or a passport, to authenticate your identity.
May I attend the annual meeting if I hold my shares in "street name"?
As the beneficial owner of shares, you are invited to attend the annual meeting. If your shares are held in "street name" (i.e., you are not a registered holder) and you wish to attend the annual meeting and/or vote in person, you must bring your broker or bank voter instruction card and a proxy, executed in your favor, from the record holder of your shares. In addition, you must bring a valid, government-issued photo identification, such as a driver's license or a passport, to authenticate your identity.
Can I change my vote after I submit my proxy card?
Yes, you may revoke your proxy given pursuant to this solicitation and change your vote any time before your shares are voted at the annual meeting. If you are a registered stockholder, you may revoke your proxy:
•	by filing a written notice of revocation bearing a later date than the previously submitted proxy card with our Corporate Secretary before the taking of the vote at the annual meeting;
•
by duly executing and submitting a later dated, properly completed proxy card relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the annual meeting;

•	by voting again via over Internet or by telephone before the taking of the vote at the annual meeting; or
•	by attending the annual meeting and voting in person (attendance at the annual meeting will not in and of itself constitute a revocation of a proxy).
Any written notice of revocation or subsequently submitted proxy card must be received by our Corporate Secretary prior to the taking of the vote at the annual meeting. Such written notice of revocation or subsequently submitted proxy card should be hand delivered to our Corporate Secretary or should be sent to Raptor Pharmaceutical Corp., 7 Hamilton Landing, Suite 100, Novato, California 94949, Attention: Corporate Secretary.  Stockholders whose shares are held in "street name" should consult with their broker or nominee concerning the method for revoking their proxies.
Who will count the votes?
Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate and certify the votes. Our Corporate Secretary will serve as the inspector of election at the annual meeting.
How does the Board of Directors recommend that I vote on the proposals?
Our Board of Directors recommends that you vote "FOR" each of the eight nominees for director in Proposal 1 and "FOR" Proposals 2, 3 and 4, as these proposals are further described in this proxy statement.
Will any other business be conducted at the meeting?
We do not currently anticipate that any other matters will be raised at the annual meeting. If any other matter properly comes before the stockholders for a vote at the annual meeting, however, your proxy (one of the individuals named on your proxy card) will vote your shares in accordance with his or her best judgment if you so authorize.

Quorum; Required Vote; Abstentions; Broker Non-Votes
How many shares must be present to hold the meeting?
Holders of a majority of the outstanding shares of common stock issued and outstanding as of the record date, and entitled to vote at the annual meeting, present either in person or by proxy, constitutes a quorum and must be present at the annual meeting in order for the transaction of business. Stockholders are counted as present at the meeting if they (1) are present in person or (2) have properly submitted a proxy card or voted by telephone or over the Internet.
Under the General Corporation Law of the State of Delaware, withhold votes, abstentions and "broker non-votes" (as described above) are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting.
What if a quorum is not present at the meeting?
If the shares of common stock present or represented at the annual meeting do not constitute the required quorum, the holders of a majority of the shares entitled to vote at the annual meeting who are present in person or represented by proxy may adjourn the annual meeting until a quorum is present or represented. The time and place of the adjourned annual meeting will be announced at the time the adjournment is taken, and no other notice will be required.
What vote is required to elect a director nominee (Proposal 1)?
The affirmative vote of a majority of the votes cast is required to elect each of the eight nominees as a director. This means that a nominee will be elected if the number of votes cast "FOR" such nominee's election exceeds the number of votes cast "AGAINST" such nominee's election, with "ABSTAIN" votes and "broker non-votes" not counted as votes either "FOR" or "AGAINST" such nominee's election.
In the event one or more directors fails to receive the affirmative vote of a majority of votes cast, such director shall promptly tender his or her irrevocable resignation to the Board of Directors. The Board of Directors then shall act on the resignation, taking into account the recommendation of the Company's Corporate Governance and Nominating Committee, if applicable, and within ninety days after the date of certification of the election results, the Board of Directors shall disclose its decision and the rationale regarding whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, a filing with the SEC or by other public announcement. If an incumbent director fails to receive the required vote for re-election in an uncontested election and such director's resignation is not accepted by the Board of Directors, such director will continue to serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.
What happens if a nominee is unable to stand for election?
If a nominee is unable to stand for election, our Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holder will vote your shares for the substitute nominee.  Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve.
What vote is required for the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal 2)?
The affirmative vote of a majority of the shares present in person or represented by proxy at our annual meeting and entitled to vote on the proposal is required for the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.
What vote is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014 (Proposal 3)?
The affirmative vote of a majority of the shares present in person or represented by proxy at our annual meeting and entitled to vote on the proposal is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014.

What vote is required to approve the Raptor Pharmaceutical Corp. 2013 Employee Stock Purchase Plan (Proposal 4)?
The affirmative vote of a majority of the shares present in person or represented by proxy at our annual meeting and entitled to vote on the proposal is required to approve the Raptor Pharmaceutical Corp. 2013 Employee Stock Purchase Plan.
How will abstentions and broker non-votes be treated?
Abstentions will be treated as shares present for the purpose of determining the presence of a quorum and has the same effect as a vote against Proposals 2, 3 and 4.  Shares voting "abstain" have no effect on the election of directors (Proposal 1).  Broker "non-votes" will be treated as shares present for determining the presence of a quorum but have no effect and will not be counted towards the vote total for any proposal.  See explanation under "What if I do not provide voting instructions for my shares of common stock on my proxy card or, with respect to such shares held in "street name," to my bank, brokerage firm, or other agent?" on page 3 of this proxy statement for more information on the impact of "broker non-votes" on each of the proposals.
Expenses
The Company is making this solicitation and will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by our directors, officers and other regular employees in person or by telephone, facsimile and e-mail. No additional compensation will be paid to directors, officers or other regular employees for such services.
In order to assure a quorum for the annual meeting, the Company has retained Georgeson Inc. to assist in the solicitation of proxies.  Georgeson will be paid a fee of $9,500 for their services plus reasonable out-of-pocket expenses.  Without a quorum of holders of a majority of the outstanding shares of common stock issued and outstanding as of the record date of June 2, 2014 and entitled to vote at the annual meeting, the Company will incur additional costs in adjourning and postponing the annual meeting until such quorum is met.  Such additional costs include additional printing and mailing of new proxy materials, which could result in substantial additional costs to the Company.
How to Obtain Directions to the Location of Our Annual Meeting of Stockholders
Our annual meeting is being held at the time and place set forth above under the heading "General Information."  If you would like to attend the annual meeting to vote your shares in person, you can obtain directions to the annual meeting on our website www.raptorpharma.com under the heading "About Raptor - Contact."
Internet Availability of Proxy Materials
Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we will send to certain of our stockholders of record and beneficial owners a notice of Internet availability of proxy materials instead of a full set of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice of Internet availability of proxy materials. We will mail the notice of Internet availability of proxy materials on or about June 19, 2014.
Why didn't I receive a notice of Internet availability of the proxy materials?
We will mail a paper copy of the proxy materials to certain stockholders on or about June 19, 2014.
What does it mean if I receive more than one notice of Internet availability of proxy materials or package of proxy materials?
If you received more than one notice of Internet availability of proxy materials or more than one package of proxy materials, this means that you have multiple accounts holding shares of our common stock. These may include accounts with our transfer agent and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction cards that you receive with each notice of internet availability of proxy materials or package of proxy materials to ensure that all of your shares are voted.

How can I get electronic access to the proxy materials?
You can view the proxy materials over the Internet at the website referred to in your notice of Internet availability of proxy materials. The notice of annual meeting of stockholders, this proxy statement, the proxy card and our annual report to stockholders are available at www.proxyvote.com.  These materials are also available on our website at http://ir.raptorpharma.com/financials.cfm under "SEC Filings."
How may I obtain a paper copy of the proxy materials?
If you received a notice of Internet availability of proxy materials, you will find instructions about how to obtain a paper copy of the proxy materials in your notice. We will mail a paper copy of the proxy materials to all stockholders to whom we do not send a notice of Internet availability of proxy materials.
Change in Fiscal Year End

On December 4, 2012, our Board of Directors approved a change to our fiscal year end from August 31 to December 31.  The change became effective at the end of the four months ended December 31, 2012.  All references to "fiscal years" or "years" prior to this change refer to the twelve-month fiscal period covering September 1 through August 31, and each year after December 31, 2012, the fiscal year covers January 1 through December 31.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS
Information about the Nominees
Your vote is requested in favor of eight nominees named herein to our Board of Directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees is currently a director of the Company, and each nominee's term expires at this annual meeting.
Our bylaws provide that the number of directors shall be determined in accordance with our certificate of incorporation.  Our certificate of incorporation provides the number of directors shall be determined from time to time by the Board of Directors. Our Board of Directors currently consists of eight persons.
Directors typically are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly elected by our stockholders.  Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at or before the time of the annual meeting, the proxies named in the proxy card will vote for a nominee designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxies named in the proxy card will vote all of the shares for which they hold proxies "FOR" the nominees named below.
Directors
The following table sets forth the name, age and position of each of our director nominees as of the date of this proxy statement.  Each of the nominees listed below is currently a director of Raptor and has been elected or appointed to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Name	Age	Position(s) Held with the Company
Raymond W. Anderson (2)(3)	72	Director
Suzanne L. Bruhn, Ph.D. (1)(3)	50	Director
Richard L. Franklin, M.D., Ph.D. (2)	68	Director
Llew Keltner, M.D., Ph.D. (1)	64	Chairman of the Board of Directors
Erich Sager (2)	56	Director
Vijay B. Samant (1)(3)	61	Director
Christopher M. Starr, Ph.D.	62	Chief Executive Officer and Director
Timothy P. Walbert (2)(3)	47	Director

(1)	Member of the Corporate Governance and Nominating Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.

Required Vote
The affirmative vote of a majority of the votes cast is required to elect each of the eight nominees as a director. This means that a nominee will be elected if the number of votes cast "FOR" such nominee's election exceeds the number of votes cast "AGAINST" such nominee's election, with "ABSTAIN" votes and "broker non-votes" not counted as votes either "FOR" or "AGAINST" such nominee's election.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

Business Experience and Directorships

The following describes the background of our directors.

Raymond W. (Bill) Anderson.  Mr. Anderson has served as a director of the Company since September 2009 and has more than 30 years of biopharmaceutical/medical technology sector experience, primarily focused in financial management.  Mr. Anderson worked at Dow Pharmaceutical Sciences, Inc. (now a wholly owned subsidiary of Valeant Pharmaceuticals International) from July 2003 until he retired in June 2010.  He most recently served as Dow's Managing Director since January 2009 and previously served as Chief Financial Officer and Vice President, Finance and Administration. Prior to joining Dow in 2003, Mr. Anderson was Chief Financial Officer for Transurgical, Inc., a private medical technology company.  Prior to that, Mr. Anderson served as Chief Operating Officer and Chief Financial Officer at BioMarin Pharmaceutical Inc. from June 1998 to January 2002.  Prior to June 1998, Mr. Anderson held similar executive-level positions with other biopharmaceutical companies, including Syntex Laboratories, Chiron Corporation, Glycomed Incorporated and Fusion Medical Technologies.  Mr. Anderson also served as an officer in the United States Army Corps of Engineers, as a strategic planner and operational profit and loss manager at General Electric and as a finance manager at Memorex.  Mr. Anderson holds an M.B.A. from Harvard University, an M.S. in Administration from George Washington University and a B.S. in Engineering from the United States Military Academy.  We nominated Mr. Anderson to the Board of Directors primarily due to his 30 years of healthcare experience in the areas of operations and finance.

Suzanne L. Bruhn, Ph.D.  Dr. Bruhn has served as a director of the Company since April 2011.  She is currently President and Chief Executive Officer of Promedior, Inc., a privately held, clinical-stage biotechnology company focused on the development of targeted therapeutics to treat diseases involving fibrosis.  Immediately prior to her appointment as Promedior's Chief Executive Officer, Dr. Bruhn spent 13 years at Shire Human Genetic Therapies (HGT), a division of Shire plc, specializing in the development and commercialization of treatments for orphan diseases.  Dr. Bruhn's most recent position at Shire HGT was Senior Vice President, Strategic Planning and Program Management. At Shire HGT, Dr. Bruhn was responsible for establishing the program management function, driving strategic planning and portfolio management, and for global regulatory affairs. Dr. Bruhn played a key role in the development, registration and global expansion of Shire HGT's products REPLAGAL®, ELAPRASE® and VPRIV®.  She also played a key role in Shire HGT's portfolio expansion through acquisitions, including the acquisition of FIRAZYR®. Prior to her time at HGT, Dr. Bruhn held various positions at Cytotherapeutics, Inc., a biotechnology company. Dr. Bruhn holds a Ph.D. in Chemistry from Massachusetts Institute of Technology and was a Postdoctoral Fellow in the Department of Human Genetics at Harvard Medical School. We nominated Dr. Bruhn to the Board of Directors due to her extensive healthcare experience in the orphan disease arena.

Richard L. Franklin, M.D., Ph.D.  Dr. Franklin has served as a director of the Company since September 2009.  Dr. Franklin has served as the Chief Executive Officer and a director of Tarix Pharmaceuticals, a drug development company, since 2004.  He has also served as the Chairman of Pathfinder, LLC, a regenerative medicine company, since 2009.  Dr. Franklin served as Chairman of the board of directors of SyntheMed, Inc., a biomaterials company engaged in the development and commercialization of medical devices, from June 2003 to September 2011, and as a director of that company from December 2000 to September 2011.  Pathfinder, LLC and SyntheMed, Inc. merged in September 2011, at which point the combined companies were renamed Pathfinder Cell Therapy, Inc., and Dr. Franklin became the Chief Executive Officer and a director of the surviving entity.  Dr. Franklin received an M.A. in Mathematics from University of Wisconsin, a Ph.D. in Mathematics from Brandeis University and an M.D. from Boston University School of Medicine.  We nominated Dr. Franklin to the Board of Directors due to his experience as a CEO and chairman of various healthcare companies.

Llew Keltner, M.D., Ph.D.  Dr. Keltner has served as Chairman of the Board of the Company since July 2013 and as a director since September 2009.  Dr. Keltner is Chief Executive Officer of EPISTAT, an international healthcare technology transfer, corporate risk management and healthcare strategy company that he founded in 1972.  Dr. Keltner also served as the Chief Executive Officer of AgonOx, a biotech company developing OX40 agonists for use in cancer therapy, from 2011 to 2013.  From 2010 until 2011, Dr. Keltner was the President of Novici Biotech, a privately held gene and protein optimization firm, and from 2001 to 2010, he was Chief Executive Officer and President of Light Sciences Oncology, a privately held biotechnology company developing a late-stage, light-activated therapy for hepatocellular cancer and other solid tumors.  From 1997 to 2004, Dr. Keltner was Chief Executive Officer of Metastat, Inc., a development-stage biotech company focused on cancer metastasis.  Dr. Keltner holds positions on the boards of Infostat, BioQuiddity, Oregon Life Sciences and Goodwell Technologies.  He previously served as a director of Light Sciences Corporation, Vital Choice, Thesis Technologies, Oread Companies and MannKind Corporation.  Dr. Keltner has also been a scientific advisory board member at Lifetime Corporation, ASB Meditest, Oread Laboratories, Hall-Kimbrell and AAIPharma.  Dr. Keltner is an Associate Professor at Case Western Reserve School of Medicine and a Guest Lecturer and Director in the Bioethics Program at Columbia University School of Medicine.  He is currently a member of the American Society of Clinical Oncology, the American Medical Association, the International Association of Tumor Marker Oncology, the American Association of Clinical Chemistry and the Drug Information Association.  Dr. Keltner received an M.S. in Epidemiology and Biostatistics, a Ph.D. in Biomedical Informatics and an M.D. from Case Western Reserve University in Cleveland, Ohio.  Dr. Keltner has also authored many research publications.  We nominated Dr. Keltner to the Board of Directors due to his practical experience as a chief executive officer of a life sciences company and due to his medical knowledge and network within the biotechnology industry.

Erich Sager.  Mr. Sager has served as a director of the Company since September 2009 and served as the Chairman of our Board of Directors from September 2009 through July 2013.  Mr. Sager was a founding partner of Limetree Capital SA, a Swiss-based investment banking boutique, where he served as Chairman from 2006 to 2011.  Mr. Sager currently serves as Chairman and a member of the board of directors at Calltrade Carrier Services AG, a European wholesale phone operator, and has held such position since 2004. He is also a current board member of Zecotek Photonics Inc. and Pulse Capital Corp.  Mr. Sager served on the board of directors of BioMarin from November 1997 to March 2006 and as chairman of LaMont Asset Management SA, a private investment management firm, from September 1996 until August 2004. Mr. Sager has also held various positions at banks in Switzerland, including Senior Vice President, Head of the Private Banking for Dresdner Bank (Switzerland) Ltd. and Vice President, Private Banking, Head of the German Desk for Deutsche Bank (Switzerland) Ltd. Mr. Sager received a business degree from the School of Economics and Business Administration, Zurich, Switzerland.  We nominated Mr. Sager to the Board of Directors due to his knowledge of healthcare fundraising in Europe, as well as his experience while at BioMarin.

Vijay B. Samant.  Mr. Samant has served as a director of the Company since April 2011.  He currently serves as President and Chief Executive Officer of Vical Inc., a publicly traded company focused on the development of DNA vaccines for infectious diseases and cancer therapeutics. Prior to his time at Vical, Mr. Samant spent more than 20 years in diverse U.S. and international sales, marketing, operations and business development positions with Merck & Company, Inc., including Vice President of Vaccine Operations, Vice President of Business Affairs and Executive Director of Materials Management, all in the Merck Manufacturing Division, and Chief Operating Officer of the Merck Vaccine Division. Mr. Samant served as a member of the Board of Trustees for the International Vaccine Institute (IVI, Seoul, Korea) from 2008 to 2012, a member of the Board of Trustees for the National Foundation for Infectious Diseases (NFID, Bethesda, MD) from 2003 to 2012 and a Director of the Aeras Global TB Vaccine Foundation from 2001 to 2010. Mr. Samant holds an S.M. from the Sloan School of Management at the Massachusetts Institute of Technology, as well as an M.S. in Chemical Engineering from Columbia University and a B.S. in Chemical Engineering from the University of Bombay, University Department of Chemical Technology.  We nominated Mr. Samant to the Board of Directors due to his experience in running a public healthcare company and due to his background in sales and marketing and business development.

Christopher M. Starr, Ph.D., Chief Executive Officer.  Dr. Starr has served as the Chief Executive Officer and a director of Raptor Pharmaceutical Corp. since September 2009.  Dr. Starr was a co-founder of RPC and has served as the Chief Executive Officer, President and director thereof since its inception in 2006.  Dr. Starr has served as Chief Executive Officer of our wholly owned subsidiary, Raptor Pharmaceutical Inc., since its inception in September 2005.  Dr. Starr co-founded BioMarin Pharmaceutical Inc. in 1997 where he last served as Senior Vice President and Chief Scientific Officer prior to joining us in 2006.  As Senior Vice President at BioMarin, Dr. Starr was responsible for managing a Scientific Operations team of 181 research, process development, manufacturing and quality personnel through the successful development of commercial manufacturing processes for its enzyme replacement products, and supervised the cGMP design, construction and licensing of BioMarin's proprietary biological manufacturing facility.  From 1991 to 1998, Dr. Starr supervised research and commercial programs at BioMarin's predecessor company, Glyko, Inc., where he served as Vice President of Research and Development.  Prior to his tenure at Glyko, Inc., Dr. Starr was a National Research Council Associate at the National Institutes of Health.  Dr. Starr earned a B.S. from Syracuse University and a Ph.D. in Biochemistry and Molecular Biology from the State University of New York Health Science Center, in Syracuse, New York.  We nominated Dr. Starr to the Board of Directors due to his extensive experience at BioMarin Pharmaceutical where he was directly involved in the successful approval of two drugs for orphan indications.

Timothy P. Walbert.  Mr. Walbert has served as a director of the Company since April 2011.  He is currently the Chairman, President and Chief Executive Officer of Horizon Pharma, Inc., a publicly traded biopharmaceutical company focused on developing and commercializing innovative medicines in arthritis, pain and inflammatory diseases. Prior to his time at Horizon Pharma, Mr. Walbert served as President, Chief Executive Officer and a director of IDM Pharma, Inc., a publicly traded oncology-focused biotechnology company, which was acquired by Takeda Pharma Holdings in June 2009. For more than 20 years, Mr. Walbert held executive positions in general management, corporate strategy, sales, U.S. and international marketing and commercial operations at biopharmaceutical companies such as Abbott Laboratories, G.D. Searle/Pharmacia, Neopharm, Merck & Company and Wyeth. At Abbott, Mr. Walbert served as Divisional Vice President and General Manager, Immunology, leading the global development and launch of HUMIRA, which attained over $8.0 billion in sales in 2011.  Mr. Walbert serves on the board of directors of XOMA Ltd., the Biotechnology Industry Organization (BIO), the Illinois Biotechnology Industry Organization (iBIO) and the Greater Chicago Arthritis Foundation. Mr. Walbert holds a B.A. in Business and Marketing from Muhlenberg College.  We nominated Mr. Walbert to the Board of Directors due to his experience in commercial operations and business strategy and his experience leading a publicly traded biopharmaceutical company.

Stockholder Engagement; Adoption of Majority Vote Standard for Uncontested Director Elections and Increase in Shares Required to Constitute Quorum for Stockholder Meetings
At our 2013 annual meeting of stockholders all of our directors were duly elected under the Company's plurality voting standard. Despite this, because two directors did not receive a majority of the votes cast in favor of their election, the Company received and considered input from its stockholders in response to the 2013 annual stockholders meeting voting results. The Chairman of our Board of Directors met with more than ten of our significant stockholders that the Company determined were the source of many of the withhold votes, to assess their concerns and learn of the reasons why they did not support those directors. During these discussions, the Chairman of the Board believes he addressed many of the concerns expressed by these stockholders. Separately, the Company also received feedback from certain stockholders following the 2013 annual stockholders meeting encouraging the Company to adopt a different voting system for uncontested director elections, such as through the adoption of a majority voting standard or a policy requiring the resignation of directors who receive less than a majority of votes cast.
In furtherance of the Board of Director's commitment to the accountability and responsibility of its directors, on February 25, 2014, the Board of Directors adopted amendments to the Company's bylaws to implement a majority voting standard in uncontested elections, as described below. The Company believes that implementing majority voting through the bylaws demonstrates this commitment.
The amended bylaws require that, in respect of uncontested elections, each director shall be elected by the affirmative vote of the majority of the votes cast with respect to such election. The amendment further provides that, in the event one or more directors fails to receive the affirmative vote of a majority of votes cast in an uncontested election, such director shall promptly tender his or her irrevocable resignation to the Board of Directors. The Board of Directors then shall act on the resignation, taking into account the recommendation of the Company's Corporate Governance and Nominating Committee, if applicable, and within ninety days after the date of certification of the election results, the Board of Directors shall disclose its decision and the rationale regarding whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, a filing with the Securities and Exchange Commission or by other public announcement. If an incumbent director fails to receive the required vote for re-election in an uncontested election and such director's resignation is not accepted by the Board of Directors, such director will continue to serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. The amended bylaws retain a plurality vote in the event of a contested election, or an election in which the number of nominees exceeds the number of directors to be elected at such election.
The amended bylaws also change the number of outstanding shares of stock needed to constitute a quorum for purposes of stockholders' meetings, except where otherwise provided by statute or by the Company's certificate of incorporation or by the bylaws, from one-third of all outstanding shares of stock present, in person, by remote communication, or by proxy, to a majority of all outstanding shares of stock present, in person, by remote communication, or by proxy. The Company believes that this will help ensure that a more expansive voice of stockholders is heard.
Meetings and Committees of the Board of Directors
During the year ended December 31, 2013, the Board of Directors met seven (7) times and took action by written consent four (4) times during the fiscal year ended December 31, 2013.  Each director attended at least 75% of the total number of meetings of the Board of Directors, as well as at least 75% of the total number of meetings of each committee of the Board of Directors on which he or she served.  The Company does not have a formal policy requiring the members of our Board of Directors to attend our annual meetings of stockholders, and all eight (8) of the-then current directors attended our 2013 annual meeting of stockholders.
Board Leadership Structure and Role in Risk Oversight
Our Board of Directors does not have a policy on whether the offices of Chairman of the Board of Directors and Chief Executive Officer should be separate or combined.  Our Board of Directors believes that it should have the flexibility to establish a leadership structure that works best for the Company at a particular time, and it reviews that structure from time to time.  Effective June 2013, the Board appointed Dr. Keltner, an independent director, to serve as Chairman of the Board. Our Board of Directors has reviewed the current leadership structure of our Board of Directors in light of the composition of the Board of Directors, the Company's size, the nature of the Company's business, the regulatory framework under which the Company operates, the Company's stockholder base and other relevant factors.  Considering these factors, the Board has determined that separating the roles of Chief Executive Officer and Chairman of the Board of Directors provides an appropriate degree of oversight over our Chief Executive Officer and senior management, enables the independent directors to participate meaningfully in the leadership of the Board and is currently the most appropriate Board leadership structure for the Company.

The risk oversight function of our Board of Directors is carried out by both the Board of Directors and the Audit Committee. The Board of Directors and Audit Committee regularly review information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Corporate Governance and Nominating Committee manages risks associated with the governance profile of the Company (including independence matters of our Board of Directors) and potential conflicts of interest and oversees management of risks associated with environmental, health and safety concerns. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed about such risks by the committees.
Independence of Our Board of Directors
Our Board of Directors has determined that as of December 31, 2013, all current members of our Board of Directors are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards), except for Dr. Starr.  Our Board of Directors has also determined that each member of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is independent as defined by the SEC and NASDAQ rules.

Committees of Our Board of Directors and Current Membership
Name	Corporate Governance and Nominating Committee	Audit Committee	Compensation Committee
Christopher M. Starr, Ph.D.
Raymond W. Anderson		C	M
Suzanne L. Bruhn, Ph.D.	M		C
Rick L. Franklin, M.D., Ph.D.		M
Llew Keltner, M.D., Ph.D.	M
Erich Sager		M
Vijay B. Samant	C		M
Timothy P. Walbert		M	M

M = Member of such committee.
C = Chair of such committee.

Audit Committee
The audit committee of our board of directors, herein referred to as the Audit Committee, has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for overseeing our accounting and financial reporting processes. In such capacity, our Audit Committee:

(a) has sole authority to appoint, replace and compensate our independent registered public accounting firm and is directly responsible for oversight of its work;

(b) approves all audit fees and terms, as well as any permitted non-audit services performed by our independent registered public accounting firm;

(c) meets and discusses directly with our independent registered public accounting firm its audit work and related matters;

(d) oversees and performs investigations with respect to our internal and external auditing procedures, including the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters and

(e) undertakes such other activities as the Audit Committee deems necessary or advisable and as may be required by applicable law.

Our Audit Committee currently consists of Mr. Anderson (Chair), Dr. Franklin, Mr. Sager and Mr. Walbert.  Mr. Anderson has been designated as the "audit committee financial expert" as defined by the regulations promulgated by the SEC.  Our Board of Directors has determined that each member of the Audit Committee is independent as defined by NASDAQ and SEC rules applicable to audit committee members.

During the year ended December 31, 2013, the Audit Committee met six (6) times.  The charter of the Audit Committee can be found in the "Corporate Governance" section of our website at www.raptorpharma.com.

Compensation Committee
The Compensation Committee of our Board of Directors, herein referred to as the Compensation Committee, reviews, adopts and oversees our compensation strategy, policies, plans and programs, including:
(i)	the establishment of corporate and individual performance goals and evaluation of performance relevant to the compensation of our executive officers and other senior management;
(ii)	the review and approval of the terms of employment or service, including severance and change in control arrangements, of our Chief Executive Officer and the other executive officers;
(iii)
the review and recommendation to the Board of Directors of the compensation plans and programs advisable for the Company, including the type and amount of compensation to be paid or awarded to non-employee directors; and

(iv)	the administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs.
The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.
The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers and makes recommendations to the Board of Directors regarding the compensation of non-employee directors.  The executive officers are not present or involved in deliberations concerning their compensation.  The Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and Director compensation.  For additional description of the Compensation Committee's processes and procedures for consideration and determination of executive officer compensation, see the "Compensation Discussion and Analysis" section of this proxy statement.
Our Compensation Committee currently consists of Dr. Bruhn (Chair), Mr. Anderson, Mr. Samant and Mr. Walbert.  Our Board of Directors has determined that each member of the Compensation Committee is independent as defined by NASDAQ rules.
For the fiscal year ending December 31, 2013, our Compensation Committee hired Compensia, an independent compensation consulting firm to assist in formulating its recommendations and to review the base salaries, target bonus percentages and equity compensation (stock option grants) of our Named Executive Officers as compared to equivalent positions in our peer companies and against companies in the Aon Radford Global Life Sciences survey for 2014.  The Compensation Committee determined that Compensia is independent and there is no conflict of interest resulting from retaining Compensia for the year ending December 31, 2013.  In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and the NASDAQ listing standards that recently became effective.
During the year ended December 31, 2013, the Compensation Committee met four (4) times.  The charter of the Compensation Committee can be found in the "Corporate Governance" section of our website at www.raptorpharma.com.

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee of our Board of Directors, herein referred to as the Nominating Committee, has authority to review the qualifications of, interview and nominate candidates for election to our Board of Directors as well as develop a set of corporate governance principles for the Company.  The primary functions of our Nominating Committee are to:
(i)	recruit, review and nominate candidates for election to our Board of Directors;
(ii)	monitor and make recommendations regarding committee functions, contributions and composition;
(iii)	develop the criteria and qualifications for membership on our Board of Directors; and
(iv)	provide oversight on all aspects of the Company's corporate governance functions.
The Nominating Committee develops the credentials and characteristics required of our Board of Directors and committee nominees in light of the composition of our Board of Directors and committees thereof, our business, operations, applicable legal and listing requirements, and other factors they consider relevant. The Nominating Committee may identify other candidates, if necessary, through recommendations from our directors, management, employees, the stockholder nomination process, or outside consultants.  The Nominating Committee will review candidates in the same manner regardless of the source of the recommendation. For membership on our Board of Directors, the Nominating Committee takes into consideration applicable laws and regulations, diversity, age, skills, experience, integrity, ability to make independent analytical inquiries, understanding of our business and business environment, willingness to devote adequate time and effort to our Board of Directors' responsibilities and other relevant factors, including experience in the biotechnology and pharmaceutical industries. Although we do not have a formal diversity policy, when considering diversity in evaluating candidates, the Nominating Committee focuses on whether candidates can contribute varied perspectives, skills, experiences and expertise to the Board. The Nominating Committee's charter can be found in the "Corporate Governance" section of our website at www.raptorpharma.com.
During fiscal 2013, the Nominating Committee oversaw a comprehensive evaluation conducted by an outside consultant of the Board's performance and procedures, including a self-evaluation where each director was asked about skills or competencies that enhance the effectiveness of the Board. The outside consultant presented to the Nominating Committee the results of the evaluation, which were then presented to the full Board by the Nominating Committee in order to enhance the functioning of the Board.
Our Nominating Committee currently consists of Dr. Keltner, Dr. Bruhn, and Mr. Samant (Chair).  Our Board of Directors has determined that each member of the Nominating Committee is independent as defined by NASDAQ rules. During the year ended December 31, 2013, the Nominating Committee met five (5) times.
Director Compensation

Year ended December 31, 2013

Effective July 16, 2013, non-employee members of our Board of Directors received the following annual cash compensation:

Director Position	Annual Cash Compensation
Non-Employee Directors, (excluding the Chairman of the Board)	$40,000
Chairman of the Board of Directors	75,000
Audit Committee Chair	20,000
Audit Committee (Non-Chair members)	10,000
Compensation Committee Chair	13,000
Compensation Committee (Non-Chair members)	7,500
Corporate Governance and Nominating Committee Chair	12,000
Corporate Governance and Nominating Committee (Non-Chair members)	7,000

For fiscal 2014, our Compensation Committee chair fee was increased to $15,000.

The following table sets forth the total compensation paid by us to each of our non-employee directors during our year ended December 31, 2013.

Name	Fees Earned or Paid in Cash
Raymond W. Anderson (1)	$67,500
Suzanne L. Bruhn, Ph.D. (2)	60,000
Richard L. Franklin, M.D. Ph.D. (3)	55,250
Llew Keltner, M.D., Ph.D. (4)	67,958
Erich Sager (5)	62,000
Vijay B. Samant (6)	55,750
Timothy P. Walbert (7)	57,500

(1)	Mr. Anderson had 394,619 options outstanding as of December 31, 2013, of which 349,617 were exercisable.
(2)	Dr. Bruhn had 218,960 options outstanding as of December 31, 2013, of which 154,583 were exercisable.
(3)	Dr. Franklin had 318,539 options outstanding as of December 31, 2013, of which 273,537 were exercisable.
(4)	Dr. Keltner had 324,164 options outstanding as of December 31, 2013, of which 279,162 were exercisable.
(5)	Mr. Sager had 495,531 options outstanding as of December 31, 2013, of which 450,529 were exercisable.
(6)	Mr. Samant had 220,000 options outstanding as of December 31, 2013, of which 155,623 were exercisable.
(7)	Mr. Walbert had 218,959 options outstanding as of December 31, 2013, of which 154,582 were exercisable.

There were no stock option or stock grants issued to any non-employee member of our Board of Directors during the 2013 calendar year.  In February 2014, each non-employee member of our Board of Directors received stock options to purchase 50,000 shares of our common stock, which vest 25% per quarter and expire 10 years from the date of grant.  The exercise price of such options was $14.74 per share.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  Our Code of Business Conduct and Ethics is posted in the Corporate Governance section of our website at http://www.raptorpharma.com/wp-content/uploads/Raptor-Code-of-Conduct_0107141.pdf and is acknowledged by our executive officers and directors on an annual basis.  We intend to satisfy the disclosure requirements under Item 5.05 of the SEC Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the website address and location specified above.

PROPOSAL NO. 2:   ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act) and related rules of the SEC, we are including in this proxy statement a proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers described in the Compensation Discussion and Analysis section of this proxy statement and accompanying compensation tables and narrative discussion.  This proposal, commonly known as a "Say-on-Pay" proposal, gives you as a stockholder the opportunity to express your views on the compensation of our named executive officers through the following resolution:
        "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved."
Because your vote is advisory, it will not be binding upon the Board of Directors; however, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate and retain our executives, who are critical to our success.  Under these programs, our named executive officersare rewarded for the achievement of strategic and financial goals, which are expected to result in increased stockholder value.  Unless the Board modifies its determination on the frequency of future "say-on-pay" advisory votes, the next advisory vote to approve the compensation of our named executive officers will be held at the 2015 annual meeting of stockholders.
Required Vote
The affirmative vote of a majority of the shares present in person or represented by proxy at our annual meeting is required to approve on an advisory basis the compensation of our named executive officers.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2 APPROVING, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3:  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On January 22, 2014, our Audit Committee appointed the firm of Grant Thornton LLP, or Grant Thornton, an independent registered public accounting firm, to replace Burr Pilger Mayer, Inc., or BPM, as our independent registered public accounting firm.  Our Audit Committee engaged Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2013 and has appointed Grant Thornton to serve as our independent registered public accounting firm for our year ending December 31, 2014.  Our Board of Directors recommends the stockholders vote for the ratification of Grant Thornton to serve as our independent registered public accounting form for the year ending December 31, 2014.

A representative of Grant Thornton is expected to be present at the annual meeting, with the opportunity to make a statement should the representative desire to do so and be available to respond to appropriate questions.

Stockholder ratification of our Audit Committee's selection of Grant Thornton as our independent registered public accounting firm is not required by law, our bylaws or other legal requirement.  However, our Board of Directors is submitting our Audit Committee's selection of Grant Thornton as our independent registered public accounting firm for our year ending December 31, 2014 to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in our and our stockholders' best interests.

Required Vote
Ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2014 requires the affirmative vote of a majority of the shares present in person or represented by proxy at our annual meeting at which a quorum is present.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014.

Changes in Independent Registered Public Accounting Firm
In connection with the matters discussed in Item 5 of Part II of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, the Audit Committee conducted a competitive process to select a firm to replace BPM and to serve as the Company's independent registered public accounting firm for the year ending December 31, 2013 and to re-audit the four-month transition period ended December 31, 2012. Upon the conclusion of such process, the Audit Committee approved the engagement of Grant Thornton to replace BPM as the Company's independent registered public accounting firm and, on January 22, 2014, the Audit Committee engaged Grant Thornton as the Company's independent registered public accounting firm.

None of BPM's reports on the Company's consolidated financial statements for the four-month transition period ended December 31, 2012 and for the fiscal years ended August 31, 2012 and 2011 or BPM's audit reports on the effectiveness of internal control over financial reporting for such periods contained an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports for each of the foregoing periods include an explanatory paragraph regarding uncertainty about the Company's ability to continue as a going concern. During the four-month transition period ended December 31, 2012 and for the fiscal years ended August 31, 2012 and 2011 and through January 15, 2014, there were no disagreements (as referred to in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with BPM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BPM, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company's consolidated financial statements. During the four-month transition period ended December 31, 2012 and for the fiscal years ended August 31, 2012 and 2011 and through January 15, 2014, there were no reportable events (as referred to in Item 304(a)(1)(v) of Regulation S-K).

At the Company's request, BPM provided a letter addressed to the U.S. Securities and Exchange Commission stating that it agrees with the above disclosures. A copy of BPM's letter, dated January 22, 2014, is attached as Exhibit 16.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2014 and is incorporated herein by reference.

During the four-month transition period ended December 31, 2012 and for the fiscal years ended August 31, 2012 and 2011, and through January 22, 2014, neither the Company nor anyone on its behalf had consulted with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements; or (ii) any matter that was the subject of a disagreement (as referred to in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as referred to in Item 304(a)(1)(v) of Regulation S-K).

Fees to Independent Registered Public Accounting Firms for Fiscal Years 2013 and 2012
The following is a summary of the fees and services provided by Grant Thornton for the audit of our year ended December 31, 2013, re-audit of our transition period from September 1, 2012 through December 31, 2012 and re-review of our quarters ending March 31, 2013, June 30, 2013, September 30, 2013 and November 30, 2012.  Grant Thornton did not perform any tax compliance or tax consulting and advisory services for those periods.

Description of Services Provided by GT	For the year ended December 31, 2013*	Four months ended December 31, 2012*

Audit Fees*	$493,000	$226,000
Audit-Related Fees: These services relate to assurance and related services reasonably related to the performance of the audit or review of financial statements not included above.	0	0
Tax Compliance Fees: These services relate to the preparation of federal, state and foreign tax returns and other filings.	0	0
Tax Consulting and Advisory Services: These services primarily relate to the area of tax strategy and minimizing Federal, state, local and foreign taxes.	0	0
All Other Fees	0	0

* Audit Fees reflect amounts for the audit or review of financial statements for our transition period from September 1, 2012 through December 31, 2012 and year ended December 31, 2013, including amended filings, performed during the months of January – May 2014.

The following is a summary of the fees and services provided by BPM during the year ended December 31, 2013, our transition period from September 1, 2012 through December 31, 2012 and the fiscal year ended August 31, 2012.

Description of Services Provided by BPM	For the year ended December 31, 2013*	Four months ended December 31, 2012	Year ended August 31, 2012

Audit Fees*	$261,237	$194,480	$386,282
Audit-Related Fees: These services relate to assurance and related services reasonably related to the performance of the audit or review of financial statements not included above.	0	0	0
Tax Compliance Fees: These services relate to the preparation of federal, state and foreign tax returns and other filings.	86,060	0	38,631
Tax Consulting and Advisory Services: These services primarily relate to the area of tax strategy and minimizing Federal, state, local and foreign taxes.	5,252	68,726	259,113
All Other Fees	0	0	0

* Audit Fees during the year ended December 31, 2013 include amounts which have been billed but not paid as of the date of this report of approximately $62,000.

As provided in the Audit Committee charter, the Audit Committee pre-approves all of the services provided by our independent registered public accounting firm.  100% of the above services and estimates of the expected fees were reviewed and approved by the Audit Committee before the respective services were rendered.

PROPOSAL NO. 4:   APPROVAL OF THE RAPTOR PHARMACEUTICAL CORP. 2013 EMPLOYEE STOCK PURCHASE PLAN.
Stockholders are being asked to approve the Company's 2013 Employee Stock Purchase Plan (the "ESPP"). If approved by stockholders, 1,000,000 shares of the Company's common stock would be available for issuance under the ESPP. On October 30, 2013, our Board of Directors approved the ESPP subject to approval of the ESPP by stockholders.
The purpose of the ESPP is to provide our employees the opportunity to purchase our common stock through accumulated payroll deductions. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The ESPP is an important component of the benefits package that we offer to our employees. We believe that it is a key factor in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in the success of the Company.
Summary of the ESPP

A summary of the principal features of the ESPP is set forth below and qualified by reference to the full text of the ESPP, which is attached to this proxy statement as Appendix A.

Administration.  The ESPP will be administered by our Compensation Committee, which has broad authority to construe the ESPP and to make determinations with respect to the terms and conditions of each offering period under the ESPP, awards, designated subsidiaries and other matters pertaining to plan administration.

Common Stock Reserved for Issuance under the ESPP.  The maximum number of shares of common stock available for sale under the ESPP is 1,000,000.  The common stock made available for sale under the ESPP may be authorized but unissued shares, treasury shares or reacquired shares reserved for issuance under the ESPP.

Participating Subsidiaries and Sub-plans.  The plan administrator may designate certain of our subsidiaries as participating subsidiaries in the ESPP and may change these designations from time to time.  The following subsidiaries have been designated to participate in the ESPP: Raptor Pharmaceuticals Inc., Raptor Pharmaceuticals Europe B.V., Raptor Pharmaceuticals Germany GmbH and Raptor Pharmaceuticals France SAS.  The plan administrator may also adopt sub-plans applicable to particular designated subsidiaries or locations, and these sub-plans may be designed to be outside the scope of Section 423 of the Code.

Eligible Employees.  Our employees and those of our designated participating subsidiaries who are customarily scheduled to work at least 20 hours per week and whose customary employment is more than five months in a calendar year are generally eligible to participate in the ESPP, though employees who would own 5% or more of the total combined voting power or value of all classes of our stock or the stock of one of our subsidiaries after the granting of an option under the ESPP are not allowed to participate in the ESPP.  Under applicable tax rules, the plan administrator may also exclude certain categories of employees from participation in the ESPP.  As of the date of adoption of the ESPP, approximately 53 employees of our company or our designated participating subsidiaries were eligible to participate in the ESPP.

Participation.  Under the terms of the ESPP, eligible employees may generally elect to contribute and apply to the purchase of shares of common stock between 1% and 15% of their base pay during an offering period. Options granted under the ESPP are exercisable on specified exercise dates only through funds accumulated by an employee through payroll deductions made during the applicable offering period, and any such funds that are not used to purchase shares will be returned to the employee.  Participants may not accrue the right to purchase stock under the ESPP (or any other tax-qualified stock purchase plan) with a fair market value exceeding $25,000 in any calendar year.  In addition, no individual participant may purchase more than 7,500 shares of common stock during any offering period.  Participation in the ESPP is voluntary.

Offering Periods.  Under the ESPP, employees are offered the option to purchase discounted shares of common stock during offering periods designated by the plan administrator.  Each offering period will be a six-month period commencing on each May 15 and November 15 following the commencement date, which date shall be determined by the plan administrator; provided, that the first offering period commencing on or after the effective date of the ESPP shall commence on the commencement date and end on the earlier of the May 14 or November 14 immediately following such commencement date.

Share Purchases.  Shares are purchased on the applicable exercise date(s), generally the last trading day of each offering period.  The option price will be 85% of the fair market value of our common stock on either the grant date or the exercise date, whichever is lower.  The grant date is the first trading day of an offering period.  On May 30, 2014, the last trading day prior the record date, the closing price of our common stock on the NASDAQ Global Market was $8.18 per share.

Unless a participant has previously canceled his or her participation in the ESPP and elected to withdraw all of the funds then credited to his or her ESPP account, an amount equal to the amount credited to his or her ESPP account will be used to purchase the maximum number of whole shares of common stock that can be purchased based on the amount credited to such participant's account on the exercise date, subject to individual and aggregate share limitations under the applicable offering period established by the plan administrator.  No fractional shares will be issued.

                 A participant may cancel his or her payroll deduction authorization and elect to withdraw from the ESPP by delivering written notice of such election to the Company.  Upon cancellation, the participant may elect either to withdraw all of the funds then credited to his or her ESPP account and withdraw from the ESPP or have the balance of his or her account applied to the purchase of whole shares of common stock that can be purchased for the offering period in which his or her cancellation is effective (with any remaining ESPP account balance returned to the participant). A participant who ceases contributions to the ESPP during any offering period shall not be permitted resume contributions to the ESPP during the same offering period.

Termination of Eligibility and Transferability.  If a participant ceases to be an eligible employee for any reason during an offering period, he or she will be deemed to have elected to withdraw from the ESPP and any amounts credited to the participant's ESPP account will be returned to the participant.  Options granted under the ESPP are not transferable other than by will or the laws of descent and distribution and are exercisable only by the participant during the participant's lifetime.

Adjustments.  In the event of any stock dividend, stock split, combination or reclassification of shares or any other increase or decrease in the number of shares of common stock effected without receipt of consideration, the plan administrator has broad discretion to equitably adjust the number of shares authorized for issuance and awards under the ESPP to prevent the dilution or enlargement of benefits under outstanding awards as a result of such transaction.

In the event of a proposed liquidation or dissolution of the Company, the offering period then in progress will be shortened by setting a new exercise date to occur prior to the consummation of the proposed liquidation or dissolution and will terminate immediately prior to such consummation.

In the event of a proposed merger or asset sale, each outstanding option will be assumed or substituted by the successor corporation.  In the event that the successor corporation refuses to assume or substitute the options, any offering periods then in progress will be shortened by setting a new exercise date to occur prior to the date of the proposed sale or merger.

Insufficient Shares.  If the total number of shares of common stock which are to be purchased under outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the ESPP, the plan administrator will make a pro rata allocation of the available shares on a uniform and equitable basis, and unless additional shares are authorized under the ESPP, no further offering periods will take place.  In this event, excess payroll deductions will be refunded to participants.

Amendment or Termination of the ESPP.   The Board of Directors has the right to amend, suspend or terminate the ESPP at any time and from time to time to the extent that it deems advisable.  However, absent the approval of the holders of a majority of the combined voting power of our outstanding common stock within 12 months before or after action by the Board of Directors, the Board of Directors may not amend the ESPP to increase the maximum number of shares that may be purchased under the ESPP or change the designation or class of eligible employees.  Further, without the approval of the holders of a majority of the combined voting power of our outstanding common stock, the ESPP may not be amended in any manner that would cause the ESPP to no longer be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, or the Code.  The plan administrator may also modify or amend the ESPP, to the extent permitted by Section 423 of the Code, to reduce or eliminate any unfavorable financial accounting consequences that may result from the ongoing operation of the ESPP.  Unless earlier terminated, the ESPP will terminate on the tenth anniversary of the date of its initial approval by stockholders.

U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to an employee who participates in the ESPP.  This summary deals with the general federal income tax principles that apply and is provided only for general information.  Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed.  Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.  The summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant's personal circumstances.  This summarized tax information is not tax advice and a participant of an award should rely on the advice of his or her legal and tax advisors.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify for special tax treatment under the provisions of Section 423 of the Code.  Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP.  Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them.  If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) the excess of the fair market value of the shares on the date the Company granted the option  over the purchase price paid for the shares, determined assuming that the option was exercised on the date granted.  Any additional gain will be treated as a capital gain.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price.  Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

We are entitled to a deduction to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits
Because the number of shares that may be purchased under the ESPP will depend on each employee's voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance.
Required Vote
The affirmative vote of a majority of voting power of the shares present in person or represented by proxy at our annual meeting is required to approve the ESPP.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 4  THE APPROVAL OF THE RAPTOR PHARMACEUTICAL CORP. 2013 EMPLOYEE STOCK PURCHASE PLAN.

MANAGEMENT

Executive Officers

For each of our executive officers, the following table sets forth their name, age as of the date of this proxy statement and position.  Our executive officers are elected by our Board of Directors on an annual basis and serve at the discretion of our Board of Directors or until their successors have been duly elected and qualified.  Below is a current list of the executive officers of our Company.

Name	Age	Position(s) Held with the Company
Christopher M. Starr, Ph.D.	62	Chief Executive Officer and Director
Julie Anne Smith	43	Chief Operations Officer, Executive Vice President, Strategy
Georgia Erbez	47	Chief Financial Officer, Treasurer and Secretary
Thomas (Ted) E. Daley	51	Chief Business Officer

The following describes the background of our executive officers, except for Dr. Starr, whose background is described above under the heading "Business Experience and Directorships."

Julie Anne Smith.   Ms. Smith has served as our Executive Vice President, Strategy and Chief Operations Officer since September 2012.  Ms. Smith is responsible for directing our commercial, manufacturing and program management organizations and providing leadership in corporate and strategic development initiatives. In her nearly 20 years in biotechnology, Ms. Smith has served in executive management of both privately held and publicly held biotechnology firms, mostly in orphan drug development and commercial product opportunities.  Prior to joining us, from July 2008 to May 2012, Ms. Smith was Chief Commercial Officer of Enobia Pharma, Inc., a privately held, clinical-stage orphan drug company later acquired by Alexion.  From August 2006 to July 2008, she led commercial functions as Vice President, Commercial at Jazz Pharmaceuticals.  From December 2001 to August 2006, as Vice President, Global Marketing at Genzyme General in Cambridge MA, she led the worldwide commercialization and planning for Myozyme, an infused enzyme replacement therapy for an ultra-orphan genetic disease.   Ms. Smith holds a B.S. in Biological and Nutritional Science from Cornell University, Ithaca, New York.

Georgia Erbez.   Ms. Erbez has served as our Chief Financial Officer, Treasurer and Secretary since September 2012.  Ms. Erbez is responsible for directing our global financial strategy and organization and provides leadership in defining, communicating and executing corporate and financial strategic initiatives.  Prior to joining us, from March 2008 to September 2012, Ms. Erbez was a founder and Managing Director of Beal Advisors, a boutique investment bank providing advisory and capital acquisition services to emerging growth companies.  Ms. Erbez also served as Managing Director and Consultant at Collins Stewart LLC from April 2011 to January 2012.  From 2005 to 2008, Ms. Erbez was a Senior Vice President in the life sciences investment banking group at Jefferies & Co. From 1998 to 2002, she was with the healthcare investment banking group at Cowen and Co., most recently as Director.  From 1997 to 1998, Ms. Erbez was an associate at Hambrecht & Quist, where she provided investment banking services to life sciences companies and healthcare services.  From July 1989 to January 1997, Ms. Erbez was with Alex Brown & Sons in the healthcare investment banking group, where she focused on life sciences, medical technology and healthcare services companies.  Ms. Erbez holds a B.A. in International Relations with an emphasis in Economics from the University of California at Davis.

Thomas (Ted) E. Daley.  Mr. Daley has served as our Chief Business Officer since January 2013.  Mr. Daley first joined us in September 2007, following our acquisition of Convivia, Inc., which Mr. Daley founded.  Since that time, he has held various positions, including President of one of our wholly owned, indirect subsidiaries.  Previously, Mr. Daley was co-founder, VP Business Development and Chief Operating Officer of Instill Corporation, a leading electronic commerce services provider for the U.S. food service industry.  Between 1993 and 2001, Mr. Daley helped raise over $50.0 million in venture capital and grew Instill to an operation of more than 150 people with a nationwide customer base.  After leaving Instill, from 2001 and 2007, Mr. Daley served in executive and consulting roles for a number of technology startup companies, including MetricStream, Inc., PartsRiver and Certicom Security. Prior to that time, Mr. Daley worked in operations management for Anheuser-Busch, Inc. and consulted to Gordon Biersch Brewing Company and Lion Breweries in New Zealand.  Mr. Daley received a B.S. in Fermentation Science from University of California at Davis and an M.B.A. from Stanford University.

Relationships Among Executive Officers and Directors

There are no family relationships among any of our directors or executive officers.

NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee has overall responsibility for the compensation program for our executive officers.  The Compensation Committee reviews, adopts and oversees our compensation strategy, policies, plans and programs, including:

(i)	the establishment of corporate and individual performance goals and evaluation of performance relevant to the compensation of our executive officers and other senior management;

(ii)	the review and approval of the terms of employment or service, including severance and change in control arrangements, of our Chief Executive Officer and the other executive officers;

(iii)	the review and recommendation to the Board of Directors of the compensation plans and programs advisable for the Company, including the type and amount of compensation to be paid or awarded to non-employee directors; and

(iv)	the administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs.

In evaluating executive officer pay, the Compensation Committee may retain the services of an independent compensation consultant or research firm and consider recommendations from our Chief Executive Officer and persons serving in managerial positions over a particular executive officer with respect to goals and compensation of the executive officer.  The executive officers are not present or involved in deliberations concerning their compensation.  Our Compensation Committee assesses the information it receives in accordance with its business judgment.  All decisions with respect to executive compensation are first approved by our Compensation Committee and then submitted, together with the Compensation Committee's recommendations, to our Board of Directors for final approval.  Our Chief Executive Officer is not present for the discussion of and approval of his compensation.

We choose to pay the various elements of compensation discussed in order to attract, retain and motivate our high quality executive talent, reward annual performance and provide incentive for the achievement of intermediate and long-term strategic goals.

The Compensation Committee's philosophy is to:

•	provide a total executive compensation program that is competitive with other companies in the pharmaceutical and biotechnology industries with which we compete for executive talent;

•
place a significant portion of executive compensation at risk by linking cash incentive compensation to the achievement of pre-established corporate financial performance objectives and other key objectives within the executive's area of responsibility, and by using equity as a key component of our executive compensation program;

•	provide long-term incentive compensation that focuses executives' efforts on building stockholder value by aligning their interests with those of our stockholders; and

•	promote stability and retention of our senior management team.

Our allocation between currently paid cash compensation and longer term equity compensation is intended to balance the requirement for adequate base compensation to attract, retain and motivate highly skilled personnel, while providing equity incentives to maximize long-term value for our stockholders and thus for our employees. We provide cash compensation in the form of base salary and annual, discretionary incentive cash bonuses to reward performance against preset written goals and objectives.  We provide non-cash equity compensation to reward performance against current, intermediate and long-term strategic goals and provide a basis for improved financial security for the employee if our stockholders and we have financial success.

The Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers and on the frequency with which this vote should be conducted in future years.  During the year ended December 31, 2013, our named executive officers included our principal executive officer (Chief Executive Officer), our principal financial officer (Chief Financial Officer), our Chief Operations Officer and our Chief Business Officer.  In July 2013 at our Annual Meeting of Stockholders, based upon total shares voted, our stockholders approved our named executive officers' compensation with a 98.9% affirmative vote.  Although the stockholder vote is non-binding, the Compensation Committee will consider the outcome of the vote when making future compensation decisions for named executive officers. In addition, we will conduct future stockholder advisory votes on the compensation of our named executive officers once every year, until the next required stockholder advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers, which we will conduct at our 2015 Annual Meeting of Stockholders.

Approach for Determining Form and Amount of Compensation

Use of External Compensation Consultant

The Compensation Committee works with an external, independent compensation consultant to assist the Compensation Committee in its duties, including providing advice regarding market trends relating to the form and amount of compensation.  Compensia, Inc. ("Compensia") was engaged for 2013 as the compensation consultant for the Compensation Committee.  The Compensation Committee has taken great care to ensure that the advice provided by its external compensation consultant is objective and unbiased.  Compensia performs no work for us other than its work providing executive and director compensation consulting services to the Compensation Committee and reports directly to the Compensation Committee through its chairperson.  In addition, Compensia annually provides a certification to the Compensation Committee regarding its independence in the provision of services.  The Compensation Committee has assessed the independence of Compensia and concluded that no conflict of interest exists that would prevent Compensia from providing independent and objective advice to the Compensation Committee.  Compensia provides the Compensation Committee with third-party data and analyses, advice and expertise on competitive practices and trends and executive compensation plan design.  During 2013, Compensia provided the Compensation Committee with:

•	market survey data; and

•	recommendations as to peer companies and a comprehensive review of those selected peer group companies.

Comparison to Market Practices

The Compensation Committee annually compares the levels and elements of compensation that we provide to our executive officers with the levels and elements of compensation provided to their counterparts in the biotechnology, specialty pharma and pharmaceutical industries as a guideline in its review and determination of base salaries, annual performance incentive awards and long-term equity incentive compensation.

The levels and elements of total compensation that we provide are compared to a "market composite" of data that includes, where available, proxy information for all of the companies in our peer group as well as industry-specific published survey data from Aon Radford Global Life Sciences survey, a well-established blinded industry compensation survey.  The survey data and the peer group data are complementary to one another.  The survey data provides a broader industry-wide component and matches are made based on job and functional responsibility, while the peer group data provides information regarding companies most directly comparable to us.

The peer companies selected by our Compensation Committee, with Compensia's input, in September 2012 consisted of the following:

Aegerion Pharmaceuticals	Dyax	Progenics Pharmaceutical
Affymax	Dynavax Technologies	Sangamo BioSciences
Amicus Therapeutics	MAP Pharmaceuticals	Synageva BioPharma
ArQule	Neurocrine Biosciences	Transcept Pharmaceuticals
Avanir Pharmaceuticals	Novavax	Vical
Corcept Therapeutics	Omeros	Zalicus
Curis	Oncothyreon
Depomed	Orexigen Therapeutics

As the time, these peer companies were determined to be appropriate from a market capitalization and from a corporate progress/stage of development and corporate strategy perspective. At the time of the peer review in September 2012, the Company's market capitalization was below the median of the peer group market capitalization (200-day average market capitalization as of September 5, 2012).

In November 2013, on the recommendation of Compensia, the Compensation Committee significantly revised this peer group to remove companies that were no longer appropriate from a market capitalization perspective (Affymax, Amicus Therapeutics, Corcept Therapeutics, OncoGenex Pharmaceuticals, Oncothyreon) or not appropriate from a stage of development/corporate strategy perspective (ArQule, Dynavax Technologies, Neurocrine Biosciences, Novavax, Omeros, Progenics Pharmaceutical, Sangamo BioSciences and Vical).  Additionally, MAP Pharmaceuticals was removed because it was acquired. The peer group approved in November 2013 consisted of the following companies:

Aegerion Pharmaceuticals	Hyperion Therapeutics	Portola Pharmaceuticals
Arena Pharmaceuticals	Intercept Pharma	Sarepta Therapeutics
Avanir Pharmaceuticals	InterMune	Synageva BioPharma
Curis	Ironwood Pharmaceuticals	VIVUS
Depomed	Keryx Biopharmaceuticals
Dyax	KYTHERA Biopharmaceuticals
Exelixis	Momenta Pharmaceuticals
Halozyme Therapeutics	Pacira Pharmaceuticals

These peer companies were generally appropriate from a strategic/stage of development and market capitalization perspective.  At the time of the peer review in December 2013, our market capitalization was below the median of the peer group market capitalization (60 day average market capitalization as of December 10, 2013).

In January 2014, Compensia reviewed each named executive officer's 2013 compensation as compared to proxy data from this peer group, where available, and a blend of proxy data and survey data for executives without a peer match. Compensia found that total target cash compensation levels for the named executives, on average, approximated the market 25th percentile, with Dr. Starr, Ms. Erbez and Ms. Smith at or below the 25th percentile and Mr. Daley at the 60th percentile. Dr. Starr's September 2012 annual option grant also fell below the 25th percentile, while Mr. Daley's annual option grant was at the 60th percentile.

The Role of Our Chief Executive Officer

While the Compensation Committee has overall responsibility for establishing the elements, level and administration of our executive compensation programs, our Chief Executive Officer routinely participates in this process, as does the Compensation Committee's external, independent compensation consultant. Our Chief Executive Officer conducts in-depth performance reviews of each of the other executive officers and provides a summary of this review to the Compensation Committee. Our Chief Executive Officer also makes recommendations to the Compensation Committee regarding adjustments to these executives' base salaries, target bonus opportunities and equity awards, as required and based on their performance and market considerations. Our Chief Executive Officer's recommendations are one of several important factors considered by the Compensation Committee in making its determinations regarding our executive compensation programs.  The Chief Executive Officer also provides a self-assessment to the Compensation Committee and full Board of Directors for their consideration.

Elements of Compensation

Elements of compensation for our executives generally include:

•
base salary (typically subject to review and potential adjustment annually based on inflation factors, industry competitive salary levels, our ability to pay, and performance on corporate and individual goals);

•	annual performance bonuses which are paid in cash and are based primarily on performance against preset written goals;
•	equity compensation (which to date has been implemented using stock option awards with multiple year vesting terms and up to ten year expiration periods);
•	401(k) plan Company matching contributions;
•	health, disability and life insurance; and
•	severance and change in control provisions primarily delineated in individual employment contracts or employer offer letters and Company policies.

Base Salary

At hire, base salaries are set for our executives based on the scope of each executive's responsibilities, as well as their qualifications, breadth of experience, performance record in similar situations, depth and breadth of appropriate functional expertise and close match with position requirements.  Competitive market compensation paid by similar companies in our industry for individuals with similar responsibilities is a fundamental consideration.

Shortly after the end of each fiscal year, the Compensation Committee conducts an annual review of base salaries and the overall compensation package as a basis for any adjustments.  Annual adjustments, if any, are typically made effective retroactive to the first day of the new fiscal year.  The basis for salary adjustments may include merit increases in the competitive marketplace, adjustments to move individuals toward our target penetration in the competitive salary range for similar positions, increased duties and responsibilities, and sustained superior performance against goals and in special assignments.  Adjustments may be made during the fiscal year for promotions, for highly urgent competitive reasons, for sustained superior performance in new or special challenges or circumstances, and similar reasons (mid-year adjustments generally require unusual or special circumstances).

There were no changes made to the base salary compensation of our named executive officers during the 16-month period ended December 31, 2013 as the Compensation Committee had recommended and the Board of Directors had approved the following base salaries effective September 2012:

Name	Position	Effective September 1, 2012* Annual Base Salary
Christopher M. Starr, Ph.D.	Chief Executive Officer and Director	$410,000
Julie Anne Smith	Executive Vice President, Strategy, Chief Operations Officer	350,000
Georgia Erbez	Chief Financial Officer, Treasurer and Secretary	330,000
Ted Daley	Chief Business Officer	292,000

* For Ms. Smith and Ms. Erbez, salaries were negotiated in connection with and effective upon their hire date of September 10, 2012.

In February 2014, the Compensation Committee recommended and the Board of Directors approved 15% base salary increases for Dr. Starr and Ms. Smith given their strong performance during 2013 and, in the case of Dr. Starr, to bring his pay closer to the market median. The Board approved 5% base salary increases for the other named executive officers in light of the Company's strong performance during 2013 and to provide for a competitive merit/cost of living adjustment. The adjusted 2014 base salaries for the named executive officers are as follows.

Name	Position	Effective January 1, 2014 Annual Base Salary
Christopher M. Starr, Ph.D.	Chief Executive Officer and Director	$471,500
Julie Anne Smith	Executive Vice President, Strategy, Chief Operations Officer	402,500
Georgia Erbez	Chief Financial Officer, Treasurer and Secretary	346,500
Ted Daley	Chief Business Officer	306,600

Annual Incentive Cash Bonus and Other Non-Equity Incentive Plan Compensation

All of our executive officers are eligible for annual cash bonuses pursuant to their employment agreements.

Our Compensation Committee has implemented an annual performance program.  Annual performance goals are determined and documented in writing at the beginning of each fiscal year for the Company as a whole (corporate goals) and for each executive (individual goals).  Should there be a meaningful change in our situation, environment, or operating strategy, goals may be modified or new, more appropriate goals may be instituted upon the recommendation of our Compensation Committee and approval by our Board of Directors.  Given that we changed our fiscal year in 2012 from August 31 to December 31, the cash incentive program covered the 16-month period from September 1, 2012 through December 31, 2013.

Performance against our corporate goals and the executive's individual goals is considered by our Compensation Committee in evaluating performance and as a significant contributing factor in determining all aspects of the compensation of our executives.  Performance against goals is the primary factor in determining annual cash incentive bonuses.

Goals are weighted in importance and are time-bound.  When taken as a whole, goals are intended to be challenging goals which will have a meaningful impact on stockholder value, either immediately or as preparatory steps required for future achievements.

The achievement scores are desired to be measurable and quantifiable.  After evaluation of performance, achievement scores may be awarded which recognize partial performance of a goal or award additional score points for exceptional performance due to unanticipated challenges or superior performance.

Each organizational level in the Company has a target percentage of the annual base salary for annual incentive bonus awards.  Such awards are granted at the sole discretion of our Board of Directors, include subjective aspects of performance, and can be modified based on multiple factors including our available financial resources, our overall performance and others.  Bonuses are pro-rated for the time of service within the year.  An employee must still be in active service at the time our Board of Directors approves the bonus in order to be eligible to be paid an annual incentive bonus.

Awards can vary up to 125% of the target percentage based on assessment of the achievement of meaningful additional goals or sustained superior performance in the conduct of duties and responsibilities in the employee's position.

The annual target bonus percentages for our named executive officers effective September 2012 were as follows: Dr. Starr 50% of his annual base salary; Ms. Erbez and Ms. Smith, 40% each; Mr. Daley 35%.  These target bonus percentages were increased (or were set for new executive officers) after a review of the practices of our peer companies, which indicated that our previous percentages were not competitive with our peer company compensation practices and could contribute unfavorably to the competitive compensation position for key executives of our Company. Given that the performance period covered 16 months instead of 12 months, the annual target bonuses were increased by 133% to account for the longer performance period.

Corporate Goals

Our corporate goals for the period September 2012 through December 31, 2013 were grouped into our major activities with the weighting shown.

Development of RP103 for Cystinosis (weighted 70%; achieved 60%)

•	NDA approval on PDUFA date;
•	MAA approval Q3 calendar 2013;
•	Meet patient enrollment goals for RaptorCares™ in U.S. and EU;
•	Launch in the U.S. as per schedule and achieve meaningful net revenue goals; and
•	Obtain orphan exclusivity from FDA/EMA.

Finance (weighted 25%; achieved 25%)

•	End 2013 with cash balance of $84 million; and
•	Meet or exceed EBITDA goal of -$54 million for calendar 2013.

RP103 – Other (weighted 5%; achieved 5%)

•	Contract with second source supplier.

The Company achieved each of the above corporate goals at 100% except that the PDUFA date was delayed and the patient enrollment goal in RaptorCares was only partially achieved, resulting is a combined corporate score of 90%.

Individual Goals

Our Chief Executive Officer's individual goals are identical to the corporate goals.  Individual goals are proposed by each executive and reviewed by our Chief Executive Officer.  After review and modification, if necessary, by our Compensation Committee, the goals are approved by our Board of Directors.

For the period beginning September 2012 through December 31, 2013, a significant percentage of each executive officer's individual goals directly supported our corporate goals.  The remaining goals were based on achievements within the executive's areas of responsibility.

As discussed above, Dr. Starr's individual goals were 100% of the corporate goals.  Ms. Smith's individual goals included the enrollment goals for RaptorCares™ in U.S. and EU listed above plus goals related to our revenues, patient identification, drug supply and program management.  Ms. Erbez's individual goals included meeting or exceeding our EBITDA goal for calendar 2013 plus metrics related to financial  management measurement systems, financial projections and needs, internal financial reporting, valuation analyses, internal controls, spending controls, audits, investors and financings.  Mr. Daley's individual goals included NDA approval, MAA approval and orphan exclusivity from FDA/EMA goals, listed above, plus metrics related to WBC cystine testing, NASH and certain business development milestone.  Corporate and individual goals were weighted based upon importance to and impact on Raptor.

Fiscal Year 2013 Goal Achievements for our Executive Officers

Dr. Starr's annual target incentive bonus was equal to 50% of his base salary (the base salary target percentage).  Following consideration of the corporate achievement score of 90% and given the Company's strong shareholder returns during 2013, the Compensation Committee recommended and the Board approved an annual incentive bonus of $250,000.

Ms. Smith's annual target incentive bonus was equal to 40% of her base salary (the base salary target percentage). Corporate program goals account for 70% of Ms. Smith's annual incentive bonus, while individual goals account for the remaining 30%.  Following consideration of the corporate achievement score of 90%, Ms. Smith's individual performance and the Company's strong shareholder returns during 2013, the Compensation Committee recommended and the Board approved an annual incentive bonus of $200,000.

Ms. Erbez's annual target incentive bonus was equal to 40% of her base salary (the base salary target percentage).  Corporate program goals account for 70% of Ms. Erbez's annual incentive bonus, while individual goals account for the remaining 30%.  Following consideration of the corporate achievement score of 90%, Ms. Erbez's individual performance and given the Company's strong shareholder returns during 2013, the Compensation Committee recommended and the Board approved an annual incentive bonus of $165,000.

Mr. Daley's annual target incentive bonus was equal to 35% of his base salary (the base salary target percentage).  Corporate program goals account for 70% of Mr. Daley's annual incentive bonus, while individual goals account for the remaining 30%.  Following consideration of the corporate achievement score of 90%, Ms. Daley's individual performance and given the Company's strong shareholder returns during 2013, the Compensation Committee recommended and the Board approved an annual incentive bonus of $120,000.

Equity Incentive Programs (Currently Based on Stock Options)

We believe that equity grants provided to our executive officers (and all members of our team) create a strong link to our long-term financial and equity market performance, create an ownership culture and closely align the interests of our executive officers with the interests of our stockholders.  Because of the direct relationship between the value of an equity award  and the future market price of our common stock, we believe that granting equity awards is the best method of motivating executive officers to manage in a manner that is consistent with our stockholders' and our Company's interests.  In addition, we believe that the four-year vesting feature of our equity grants promotes executive officer (and staff) retention because this feature provides an incentive of potentially increasing value to our executive officers during the vesting period.

In determining the size of equity grants to our executive officers, our Compensation Committee considers: our performance; the applicable executive officer's performance; comparative competitive levels of equity compensation for similar peer companies; the vesting of such awards; the number of shares available under our 2010 Equity Incentive Plan, or the 2010 Plan, and projected future needs to support future staff growth; the recommendations of management and consultants; and external data sources which support a comparative competitive analyses.

With respect to newly hired executives, our practice is to include equity compensation (currently based on stock option grants) as an integral part of the compensation package for inclusion in the executive's employment agreement. The compensation package, including the stock option grant, is approved by a unanimous written consent executed by our Board of Directors. The executive's stock option exercise price is based upon the closing price the day preceding the later of approval by the Board of Directors or the executive's first day of employment.

Under the 2010 Plan, we were initially authorized to grant up to an aggregate of 3,000,000 shares over the ten year life of the 2010 Plan.  On April 7, 2011, our stockholders passed amendments to the 2010 Plan which allow for an increase of the grant pool based upon 5% of our common stock outstanding as of April 7, 2011, August 31, 2011 and August 31, 2012 up to an aggregate maximum increase of 6,000,000 shares.  The April 7, 2011, August 31, 2011 and August 31, 2012 increases added 1,629,516, 1,778,459 and 2,528,407 shares, respectively, available for grant under the 2010 Plan.  On July 23, 2013, our stockholders approved an amendment to the 2010 Plan to increase the share reserve by an additional 3,000,000 shares.  As of December 31, 2013, options to purchase 8,217,674 shares of our common stock were outstanding and 3,861,729 shares of our common stock remained available for future issuance under the 2010 Plan.

Stock Options.  Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day prior to grant, typically vest over a four-year period with 6/48ths vesting six months after the vesting commencement date and the remainder vesting ratably each month thereafter based upon continued employment or service, and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended, or the Code.  In special, limited circumstances, we have granted stock options, which vested 25% upon grant and 1/36th per month thereafter and expire 10 years from the grant date.  Our annual grants to our non-employee directors vest 25% per quarter.

Restricted Stock and Restricted Stock Units.  Our 2010 Plan authorizes us to grant restricted stock and restricted stock units.  We have not issued restricted stock or restricted stock units under the 2010 Plan. The Compensation Committee reviews the relative advantages and disadvantages of restricted stock as a compensation alternative at each annual cycle and may issue restricted stock in the future depending on the analysis in the future.

Equity Compensation Award

Following the changes in our fiscal year end from August 31 to December 31, there were no annual stock options granted to our named executive officers during the year ended December 31, 2013.  Subsequent to the year ended December 31, 2013, in February 2014, our Board of Directors approved, on the recommendation of the Compensation Committee, to award stock options to our named executive officers, as shown in the table below. All options granted to our named executive officers are intended to be qualified stock options as defined under Section 422 of the Code to the extent possible.  The options granted included an adjustment for the 16-month period of service. Dr. Starr did not participate in the discussion or approval of his option grant.

Name and Position	February 2014 Grants
Christopher M. Starr, Ph.D. Chief Executive Officer and Director	195,615
Julie Anne Smith, EVP, Chief Operations Officer	107,065
Georgia Erbez, Chief Financial Officer, Secretary and Treasurer	83,800
Ted Daley, Chief Business Officer	46,529

Perquisites and Other Benefits

Broad-based benefit plans are an integral component of competitive executive compensation packages. Our benefits include a 401(k) savings plan with the Company matching provisions (when such matching is financially viable), healthcare benefits such as medical, dental, and vision plans, and disability and life insurance benefits.  We have no structured perquisite benefits, and do not provide any deferred compensation programs or supplemental pensions to any executives.  At its discretion, our Compensation Committee may revise, amend or add to the executive's benefits if it deems it advisable.

Other than as disclosed below, during our fiscal year ended December 31, 2013, our executives did not receive any perquisites and were not entitled to benefits that are not otherwise available to all of our employees.  In connection with Ms. Smith's hire, we agreed to  reimburse her for reasonable relocation expenses, not to exceed in the aggregate $50,000, and provided that if her employment with the Company terminates, other than in connection with a "constructive termination" or "termination without cause" (each, as defined in her employment agreement), prior to the second anniversary of her first day of employment with the company, she will promptly reimburse the Company for the full amount of payment received for such relocation expenses.  Ms. Smith was also entitled to reimbursement of commuting expenses related to the performance of her duties until the earlier of August 31, 2013 or the date Ms. Smith moves her primary residence to the San Francisco Bay Area.

During the fiscal year ended December 31, 2013, we did not provide pension arrangements, post-retirement health coverage or similar benefits for our executives or employees.

Defined Contribution Plan

We maintain a qualified retirement plan pursuant to Code Sections 401(a) and 401(k) covering substantially all employees, subject to certain minimum age and service requirements, herein referred to as our 401(k) Plan.  Our 401(k) Plan allows employees to make voluntary pre-tax contributions.  The assets of the 401(k) plan are held in trust for participants and are distributed upon the retirement, disability, death or other termination of employment of the participant.

Employees who participate in our 401(k) Plan may contribute to their 401(k) account up to the maximum amount that varies annually in accordance with the Code.  We also make available to 401(k) plan participants the ability to direct the investment of their 401(k) accounts in a well-balanced spectrum of various investment funds.

At our discretion, we provide for a 401(k) Company matching in the amount of 100% of the first 3% of salary that an employee defers and 50% of the next 2% of salary that an employee defers, in compliance with the Internal Revenue Service's Safe Harbor rules.

Summary Compensation Table

Year Ended December 31, 2013

The following table reports summary compensation information for the following individuals, referred to as our named executive officers during the year ended December 31, 2013:  (1) Raptor's principal executive officer (Chief Executive Officer); (2) Raptor's principal financial officer (Chief Financial Officer); and (3) our two other executive officers other than the principal executive officer or principal financial officer who were serving as executive officers.

Name and Principal Position	Salary	Non-Equity Incentive Plan Compensation (1)	All Other Compensation (2)		Total

Christopher M. Starr, Ph.D.	$410,000	$250,000	$10,200		$670,200
Chief Executive Officer and Director

Georgia Erbez	330,000	165,000	10,200		505,200
Chief Financial Officer, Secretary and Treasurer

Julie Anne Smith	350,000	200,000	42,173	(3)	592,173
EVP, Strategy, Chief Operations
Officer

Ted Daley	292,000	120,000	10,200		422,200
Chief Business Officer

(1)	Represents cash incentive awards earned for 16-month period ended December 31, 2013 and paid in February 2014.
(2)	All Other Compensation includes 401(k) matching funded by us.
(3)	Raptor is headquartered in Novato, CA. This total amount includes $31,973 which represents expenses reimbursed to Ms. Smith based on commuting to Novato from her residence in Nevada.

 Four-month transition period from September 1, 2012 through December 31, 2012

The following table reports summary compensation information for our named executive officers during the four-month transition period from September 1 to December 31, 2012.

Name and Principal Position	Period	Salary	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)		Total

Christopher M. Starr, Ph.D.	September 1 to December 31, 2012	$136,667	$560,378	$–	$4,017		$701,062
Chief Executive Officer and Director

Georgia Erbez (4)	September 10 to December 31, 2012	103,125	681,366	–	1,844		786,335
Chief Financial Officer, Secretary and Treasurer

Julie Anne Smith (4)	September 10 to December 31, 2012	109,375	681,366	–	13,876	(5)	804,617
EVP, Strategy, Chief Operations Officer

Ted Daley	September 1 to December 31, 2012	97,333	250,301	–	6,558		354,192
Chief Business Officer

(1)
This column represents the grant date fair value of the stock options granted during the period to each of our named executive officers, in accordance with ASC Topic 718.  For additional information on the valuation assumptions with respect to the four months ended December 31, 2012, please refer to the notes in our consolidated financial statements included elsewhere in the Form 10-KT.  These amounts reflect our accounting expense for these awards, and do not correspond to the actual value, if any, that will be realized by our named executive officers.

(2)
With the change in fiscal year from August 31 to December 31 in 2012, the new bonus period covered the September 1, 2012 - December 31, 2013 period.  As such, no bonuses were paid during the transition period.

(3)	All Other Compensation includes 401(k) matching funded by us, life insurance premiums paid by us where the executive is the beneficiary and employee-taxable commuting benefits.
(4)	Ms. Erbez and Ms. Smith commenced employment on September 10, 2012.
(5)	Raptor is headquartered in Novato, CA. Amount includes $11,596 in expenses reimbursed to Ms. Smith based on commuting to Novato from her residence in Nevada.

Fiscal Year Ended August 31, 2012 and August 31, 2011

The following table reports summary compensation information for our named executive officers who served at the Company during 2012 and 2011.

Name and Principal Position	Fiscal Year Ended August 31,	Salary	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Christopher M. Starr, Ph.D.	2012	$356,807	$1,941,447	$112,000	$14,953	$2,425,207
Chief Executive Officer and Director	2011	346,415	1,232,990	111,996	15,976	1,707,377

Ted Daley	2012	265,458	639,267	65,000	14,848	984,573
President, Raptor Therapeutics	2011	250,432	406,348	61,839	12,013	730,632
(Currently Chief Business Officer)

(1)
This column represents the grant date fair value of the stock options granted during each period to each of our named executive officers, in accordance with ASC Topic 718. For additional information on the valuation assumptions with respect to the fiscal years ended August 31, 2012 and 2011, please refer to the notes in our consolidated financial statements included elsewhere in the Form 10-KT. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value, if any, that will be realized by our named executive officers.

(2)
Cash bonuses for fiscal year 2012 include accruals of bonuses paid in October 2012 based upon milestones achieved by us for the fiscal year ended August 31, 2012. Cash bonuses for fiscal year 2011 include accruals of bonuses paid in September 2011 based upon milestones achieved by us for the fiscal year ended August 31, 2011.

(3)	All Other Compensation includes 401(k) matching funded by us, life insurance premiums paid by us where the executive is the beneficiary and employee-taxable commuting benefits.

Employment Agreements

Dr. Starr entered into an employment agreement with us in May 2006.  Dr. Starr's employment agreement described below is currently still in effect.

Dr. Starr's employment agreement had an initial term of three years commencing on May 1, 2006, and automatically renews for additional one year periods unless either party under such agreement notifies the other that the term will not be extended.  Under his agreement, Dr. Starr is entitled to an annual salary of $150,000, which may be increased from time to time in the discretion of our Board of Directors, and an initial stock option grant to purchase 58,281 shares of our common stock at an exercise price of $2.83 per share, which vested over three years with a six month cliff vest and expires 10 years from grant date. Dr. Starr's annual salary is subject to annual review and potential increase by our Board of Directors.  In addition, he is eligible for annual bonuses based upon our annual bonus compensation program.  Information regarding Dr. Starr's annual salary and bonus received during the year ended December 31, 2013 are described in the Compensation Discussion and Analysis section of this proxy statement.  Dr. Starr's employment agreement was amended effective as of January 1, 2009 for purposes of bringing his employment agreement into compliance with the applicable provisions of Section 409A of the Code and the Treasury Regulations and interpretive guidance issued thereunder.

In September 2012, we appointed Georgia L. Erbez as our Chief Financial Officer and, we entered into an employment agreement with Ms. Erbez, or the Erbez Employment Agreement, dated September 10, 2012. The Erbez Employment Agreement has an initial term of three years commencing on September 10, 2012, and renews automatically for successive one year periods, unless either party provides notice to the other terminating the agreement. Under the Erbez Employment Agreement, Ms. Erbez is entitled to an annual salary of $330,000, the amount of which may be increased from time to time in the discretion of our Board of Directors, and an initial stock option grant to purchase 190,000 shares of our common stock at the closing price on September 7, 2012, the business day preceding the date of grant. These stock options vest 6/48ths on the six-month anniversary of such grant and 1/48th per month thereafter and expire ten years from date of grant.  In addition, Ms. Erbez is eligible for annual and discretionary cash bonuses as determined by our Board of Directors, provided, however, that Ms. Erbez must be employed on the date any such bonus actually is paid in order to be eligible to receive such bonus. The annual discretionary bonus has a target payment of 40% of Ms. Erbez's base salary for the year in question.

On September 10, 2012, we entered into an employment agreement with Julie A. Smith naming her its Executive Vice President, Strategy, and Chief Operating Officer.  The agreement provides for similar terms as the Erbez Employment Agreement, except for the following terms.  Under the agreement, Ms. Smith is entitled to an annual salary of $350,000, the amount of which may be increased from time to time in the discretion of our Board of Directors, and an initial stock option grant to purchase 190,000 shares of our common stock at the closing price on September 7, 2012, the business day preceding the date of grant.  Further, Raptor will reimburse Ms. Smith for reasonable relocation expenses, not to exceed in the aggregate $50,000, provided that if her employment with the Company terminates, other than in connection with a "constructive termination" or "termination without cause" (each, as defined in her employment agreement), prior to the second anniversary of her first day of employment with the Company, she will promptly reimburse the Company for the full amount of payment received for such relocation expenses.  Ms. Smith was also entitled to reimbursement of commuting expenses related to the performance of Ms. Smith's duties until the earlier of August 31, 2013 or the date Ms. Smith moves her primary residence to the San Francisco Bay Area.

On September 7, 2007, we entered into an employment agreement with Ted Daley for a term of 18 months which automatically renews for additional one year periods unless either party under such agreement notifies the other that the term will not be extended. Under Mr. Daley's agreement, Mr. Daley is entitled to an annual salary of $150,000 and an initial stock option grant to purchase 34,969 shares of our common stock at an exercise price of $2.23 per share, which vest over four years with a six month cliff vest and expire 10 years from grant date. In August 2008, the compensation committee recommended, and its Board of Directors approved, a stock option grant to Mr. Daley for the purchase of 23,313 shares of our common stock at an exercise price of $1.88 per share, which vests 6/48ths upon the six-month anniversary of the grant date and 1/48th per month thereafter and expires ten years from the grant date. Mr. Daley's 2008 stock options were granted in order to increase his initial employment stock option grant to be equal to the stock option grants of our other executive officers. Mr. Daley's annual salary is subject to annual review and potential increase by our Board of Directors. Pursuant to Mr. Daley's employment agreement, Mr. Daley is eligible to receive certain cash bonuses based on triggering events related to the successful development of our Convivia™ product development program. In addition, Mr. Daley is eligible for annual bonuses based upon our annual bonus compensation program. Information regarding Mr. Daley's annual salary and bonuses received during the year ended August 31, 2012 are described below under the headings "Annual Incentive Cash Bonuses" and "Equity Incentive Programs (Currently Based on Stock Options)" above.  Mr. Daley's employment agreement was amended effective as of January 1, 2009 for purposes of bringing his employment agreement into compliance with the applicable provisions of Section 409A of the Code and the Treasury Regulations and interpretive guidance issued thereunder.

Under Dr. Starr's employment agreement, if Dr. Starr's employment is constructively terminated or terminated by us without cause, then he will be entitled to continue to receive his base salary, other benefits for a period of 12 months from the date of termination and his annual cash bonus, which will be paid on the expiration of the 12 months following the date of termination.   If such termination occurs after a Change in Control (as defined in his employment agreement), Dr. Starr will receive a lump sum amount equal to one year of his base salary, his annual cash bonus as described in the preceding sentence, and all of Dr. Starr's vested and unvested options to purchase our stock will be immediately exercisable in full.  Dr. Starr will also receive a tax gross-up of any taxes, including any excise tax imposed by Section 4999 of the Code, for any payments and benefits he receives under his employment agreement in the event of a Change in Control. If Dr. Starr's employment is terminated due to disability, he will be entitled to receive: (i) continued payment of base salary and receipt of benefits for three months; (ii) his annual cash bonus pro rata for three months, payable in a lump sum on the expiration of the three months following his termination; and (iii) continued vesting of the stock options granted under his employment agreement for three months following termination.

Under Mr. Daley's employment agreement, if Mr. Daley's employment is constructively terminated or terminated by us without cause, including in the event of a Change in Control (as defined in his employment agreement), then he will be entitled to receive: (i) a lump sum payment equal to six months of his base salary; (ii) a lump sum payment equal to 50% of his actual bonus earned in the prior fiscal year; and (iii) payment of his COBRA premiums for six months.  In the event such termination occurs within six months following a change of control, all of Mr. Daley's vested and unvested options will be exercisable in full and all shares of common stock owned by Mr. Daley pursuant to such options shall immediately be released from all vesting restrictions.  Payment of any of the foregoing cash amounts is subject to Mr. Daley's execution of a general release of claims that becomes effective and irrevocable within 60 days following termination and his continued compliance with certain representations, warranties or covenants for six months following the date of termination.  In addition, in the event of a termination for disability, Mr. Daley is entitled to receive: (i) continued payment of his base salary for three months; (ii) any target bonuses he would otherwise have earned in the three months following his termination; and (iii) continued vesting of the stock options granted under his employment agreement for three months following termination.

If Ms. Erbez's or Ms. Smith's employment is constructively terminated or terminated by us without cause other than during the 12 months following a Change in Control (as defined in the applicable employment agreement), they will be entitled to receive (i) continued payment of base salary for 12 months after such termination; (ii) payment or reimbursement of health plan coverage under COBRA for up to twelve months; (iii) continued exercisability of all of their vested options or stock appreciation rights with respect to our common stock until the first anniversary of the termination of their employment; and (iii) the release from any and all resale or repurchase rights restrictions of all shares of our common stock owned by them.  If Ms. Erbez or Ms. Smith is terminated without cause or is constructively terminated by us within the 12 months following a change in control, in addition to the payments described in the preceding sentence, all of their unvested equity and equity-based awards (including stock options) will vest immediately and will remain exercisable until the second anniversary of the termination of employment.  Additionally, they will be entitled to a lump sum payment equal to (i) the average of the annual bonus payments received by them in the two years preceding the year of termination; or (ii) if two annual bonus payment dates have not occurred (regardless of whether they received any annual bonus on such dates) prior to termination, the annual bonus they received with respect to the year preceding the year of termination; or (iii) if an annual bonus payment date has not occurred prior to their termination of employment, 40% of their base salary.  If Ms. Erbez or Ms. Smith is terminated for disability, they will continue to receive their base salary and reimbursement or payment of health plan coverage under COBRA for three months following the date of termination.  Each of the foregoing payments and benefits is subject to the applicable officer's execution of a general release of claims that becomes effective and irrevocable within 60 days following termination.

If any officer's employment is terminated for cause, by death or due to a voluntary termination, we shall pay to such officer, or in the case of termination due to death, his or her estate, the compensation and benefits payable through the date of termination or, in the case of Ms. Erbez or Ms. Smith, if such officer's employment is terminated by death, a lump sum amount equal to three months of base salary.

Grants of Plan-Based Awards Table

There were no equity awards granted to our named executive officers during the fiscal year ended December 31, 2013.

	Estimated Future Payouts Under Non-Equity Incentive Awards
Name	Threshold ($)	Target ($)	Maximum ($)
Christopher M. Starr, Ph.D.	–	$272,650	$340,813
Georgia Erbez	–	$175,560	$219,450
Julie Anne Smith	–	$186,200	$232,750
Ted Daley	–	$135,926	$169,908

(1)	Amounts represent the target and maximum cash awards payable to our named executive officers under our cash incentive program for the 16 month period from September 1, 2012 through December 31, 2013.

Outstanding Equity Awards

Year Ended December 31, 2013

The following table sets forth certain information with respect to outstanding stock option awards of our named executive officers for the year ended December 31, 2013.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date

Christopher M. Starr, Ph.D.	3/9/10	4,688	–	(2)	–	$2.02	3/9/2020
	10/12/10	130,173	32,351	(2)	–	2.97	10/12/2020
	11/22/10	315,054	–		–	3.54	11/22/2020
	9/22/11	258,782	201,282	(1)	–	5.13	9/22/2021
	9/25/12	46,874	103,126	(1)	–	5.49	9/25/2022

Georgia Erbez	9/10/12	59,374	130,626	(1)	–	5.27	9/10/2022

Julie Anne Smith	9/10/12	59,374	130,626	(1)	–	5.27	9/10/2022

Ted Daley	9/10/07	24,969	–		–	2.23	9/10/2017
	8/12/08	23,313	–		–	1.88	8/12/2018
	3/9/10	18,900	–		–	2.02	3/9/2020
	10/12/10	46,155	10,653	(2)	–	2.97	10/12/2020
	11/22/10	113,616	–		–	3.54	11/22/2020
	9/22/11	85,210	66,278	(1)	–	5.13	9/22/2021
	9/25/12	20,937	46,063	(1)	–	5.49	9/25/2022

(1)	Stock options vest 6/48ths on the six month anniversary of grant date and 1/48th per month thereafter.
(2)	Stock options vest 6/48ths on grant date and 1/48th per month thereafter.

Options Exercised

Year ended December 31, 2013

The following table sets forth the number and value of options exercised during our year ended December 31, 2013 for each of the named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (2)	Value Realized on Exercise (1)
Christopher M. Starr, Ph.D.	100,000	$1,051,470
Ted E. Daley	10,000	120,972

(1)
The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	The transactions for each of Dr. Starr and Mr. Daley were made pursuant to a Rule 10b5-1 trading plan adopted by the reporting person.

Executive Payments Upon Termination

Change in control arrangements are designed to retain executives and provide continuity of management in the event of a change in control.  These agreements are described in more detail elsewhere in this proxy statement under the section titled "Employment Agreements" above.

Year Ended December 31, 2013

The following table quantifies the amounts that we would owe each of our named executive officers upon each of the termination triggers discussed above under "Employment Agreements," assuming a termination date of December 31, 2013:

Christopher M. Starr, Ph.D.
Chief Executive Officer and Director

Executive Benefits and Payments Upon Termination	Disability		Death	Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$102,500	(2)	$102,500	$410,000	(3)	$410,000	(3)
Short-Term Incentive	62,500	(4)	–	250,000	(5)	250,000	(5)
Value of Unvested Equity Awards Vesting Continuation/Acceleration	542,973	(6)	–	–		2,689,781	(7)
Total	$707,973		$102,500	$660,000		$3,349,781

(1)	"CIC" means change in control, as defined in the officer's employment agreement.
(2)	3 months base salary.
(3)	12 months base salary.
(4)	Annual cash bonus pro rata for three months.
(5)	Annual cash bonus, payable upon the expiration of the twelve month period following termination.
(6)	3 months continued vesting of the stock options granted under his employment agreement.
(7)
Assumes accelerated vesting of unvested equity awards at December 31, 2013.  This amount reflects the intrinsic value for these awards, and does not correspond to the actual value, if any, that will be realized by the officer.

Georgia Erbez
Chief Financial Officer, Secretary and Treasurer
Executive Benefits and Payments Upon Termination	Disability		Death		Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$82,500	(2)	$82,500	(2)	$330,000	(3)	$330,000	(3)
Short-Term Incentive	–		–		–		165,000	(4)
COBRA Continuation	7,416	(5)	–		29,664	(6)	29,664	(6)
Value of Unvested Equity Awards Vesting Continuation/Acceleration	29,664		–		–		1,012,352	(7)
Total	$119,580		$82,500		$359,664		$1,537,016

(1)	"CIC" means change in control, as defined in the officer's employment agreement.
(2)	3 months base salary.
(3)	12 months base salary.
(4)	Annual cash bonus.
(5)	3 months COBRA continuation.
(6)	12 months COBRA continuation.
(7)
Assumes accelerated vesting of unvested equity awards at December 31, 2013.  This amount reflects the intrinsic value for these awards, and does not correspond to the actual value, if any, that will be realized by the officer.

Julie Anne Smith
EVP, Strategy, Chief Operations Officer

Executive Benefits and Payments Upon Termination	Disability		Death		Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$87,500	(2)	$87,500	(2)	$350,000	(2)	$350,000	(2)
Short-Term Incentive	–		–		–		200,000	(4)
COBRA Continuation	9,032	(5)	–		36,127	(5)	36,127	(6)
Value of Unvested Equity Awards Vesting Continuation/Acceleration	36,127		–		–		1,012,352	(7)
Total	$132,659		$87,500		$386,127		$1,598,479

(1)	"CIC" means change in control, as defined in the officer's employment agreement.
(2)	3 months base salary.
(3)	2 months base salary.
(4)	Annual cash bonus.
(5)	3 months COBRA continuation.
(6)	12 months COBRA continuation.
(7)
Assumes accelerated vesting of unvested equity awards at December 31, 2013.  This amount reflects the intrinsic value for these awards, and does not correspond to the actual value, if any, that will be realized by the officer.

Ted Daley
Chief Business Officer

Executive Benefits and Payments Upon Termination	Disability		Death	Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$73,000	(2)	$73,000	$146,000	(3)	$146,000	(3)
Short-Term Incentive	25,550	(4)	–	60,000	(5)	60,000	(5)
COBRA Continuation	–	(7)	–	21,088	(6)	21,088	(6)
Value of Unvested Equity Awards Continued Vesting/Acceleration	141,908		–	–		976,850	(8)
Total	$240,458		$73,000	$227,088		$1,203,938

(1)	"CIC" means change in control, as defined in the officer's employment agreement.
(2)	3 months base salary.
(3)	6 months base salary.
(4)	The target bonus that otherwise would have been earned within the three months following termination.
(5)	50% of annual cash bonus.
(6)	6 months COBRA continuation.
(7)	3 months continued vesting of the stock options granted under his employment agreement.
(8)
Assumes accelerated vesting of unvested equity awards at December 31, 2013.  This amount reflects the intrinsic value for these awards, and does not correspond to the actual value, if any, that will be realized by the officer.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves, or has served during the last fiscal year, as a member of the compensation committee or a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee or our Board of Directors.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking, including the following:

•	significant weighting towards long-term equity compensation (with multiple year vesting schedules and long expiration terms) discourages short-term risk taking;
•	for key decision-making officers, base salary makes up a significant majority of cash compensation even with full achievement of annual incentive (cash) awards; and
•	annual incentive (cash) awards are tied to multiple, varying goals such that no single goal determines a large percentage of compensation.

As a pharmaceutical product development company with industry standard long development timelines, prior to our U.S. drug approval in April 2013, we did not face the same level of short-term risks that could impact compensation for employees as compared to other companies in rapidly changing markets. The short-term risks in the capital markets faced by us were largely tied to the approval of and related market exclusivity actions for our product by the FDA and were not under the direct control of our management.

With our U.S. drug approved in April 2013, as a company with an ultra-orphan product in the critical phase of market launch, this risk has increased due to the short term focus of the capital markets on the performance of our emerging product in the pharmaceutical marketplace.  This potentially affects both our employees' short-term cash and long-term equity compensation. We believe this risk is mitigated by the factors discussed above. Furthermore, compensation decisions include subjective considerations, which moderate the influence of formulaic or objective factors which may encourage excessive risk taking.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	8,217,674	$5.77	3,861,729
Equity compensation plans not approved by stockholders	–	–	–
Total	8,217,674	$5.77	3,861,729

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the SEC's rules and regulations with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and proxy statement for the 2014 annual meeting of stockholders.

Compensation Committee,

Suzanne Bruhn, Ph.D., Chair

Raymond W. Anderson

Vijay Samant

Timothy P. Walbert

This foregoing compensation committee report is not "soliciting material," is not deemed "filed" with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Annual Report on Form 10-K into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Our Audit Committee approves and oversees any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) on an ongoing basis and maintains policies and procedures for the Audit Committee's approval of related party transactions.

Raptor's policy is on related party transactions is covered in the company's code of conduct policy.  Pursuant to the direction in our Code of Conduct and Business Ethics, authorization from the Audit Committee is required for a director or an officer or their affiliates to enter into a related party transaction or similar transaction which could result in a conflict of interest.  Conflicts of interest are prohibited unless specifically authorized in accordance with the Code of Conduct and Business Ethics.  Our Audit Committee is responsible for reviewing, reporting and the approval or ratification of each related party transaction.  The Audit Committee is responsible for determining if a related party transaction is in the best interest of the Company.  The scope of related party transactions or other relationships includes those that would be required to be disclosed in the Proxy Statement as a related party transaction pursuant to applicable NASDAQ or SEC rules.

In general, these transactions and relationships are defined as those involving a direct or indirect material interest of any of our executive officers, directors, nominees for director and 5% stockholders, as well as specified members of the family or households of these individuals or stockholders, including entities in which the related party has a material interest, indebtedness, guarantees of indebtedness or employment  by us of a related person,  where we or any of our affiliates have participated in the transaction (either as a direct party or by arranging the transaction) and the transactions or series of transactions involves more than $120,000.

Our general practice is that we may not enter into a related party transaction unless our Corporate Counsel has specifically confirmed in writing that no further reviews are necessary, or that all requisite corporate approvals have been obtained.  Our practice excludes transactions, among others, involving compensation of our executive officers or directors that the Board or our Compensation Committee has expressly approved.  Indemnification agreements between the Company and our executive officers and directors are outside the scope of related party transactions processes.  In the ordinary course of business, our officers occasionally utilize their personal credit cards or cash to pay for expenses on behalf of the Company and the Company reimburses the officers within 30 days.

Since January 1, 2013, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, nominees for director, persons who we know hold more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than compensation agreements and other arrangements which are described elsewhere in this proxy statement.

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth, as of June 2, 2014, any person or group known by us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, each of our named executive officers, each of our directors and all of our current executive officers and directors as a group.  Except as otherwise indicated, each listed stockholder directly owned his or her shares and had sole voting and investment power.  Unless otherwise noted, the address for each person listed below is Raptor Pharmaceutical Corp., 7 Hamilton Landing, Suite 100, Novato, CA 94949.
Name of Beneficial Owner and Address	Number of Shares of Common Stock Beneficially Owned(1)	Number of Shares Beneficially Owned Underlying Convertible Securities (1)(2)	Percentage of Outstanding Shares of Common Stock (3)
5% Stockholders: (4)
BlackRock, Inc. (5)	4,337,767		6.9%
Credit Suisse AG (6)	5,520,600		8.8
FMR LLC (7)	3,332,230		5.3
The Mandalay Trust (8)(9)	3,619,987		5.8

Named Executive Officers and Directors:
Christopher M. Starr, Ph.D. (10)	1,503,345	803,975	2.4
Julie Anne Smith	87,082	87,082	*
Georgia Erbez (11)	106,682	87,082	*
Thomas (Ted) E. Daley	414,335	351,116	*
Raymond W. Anderson	357,742	357,742	*
Suzanne L. Bruhn, Ph.D.	182,865	182,865	*
Richard L. Franklin, M.D., Ph.D.	282,732	282,732	*
Llew Keltner, M.D., Ph.D.	289,787	289,787	*
Erich Sager	565,451	481,154	*
Vijay B. Samant	182,185	182,185	*
Timothy P. Walbert	180,103	180,103	*
All executive officers and directors as a group (11 persons)	4,152,309		6.6%

*	Less than one percent.

(1)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.  Shares of common stock subject to stock options, warrants and convertible preferred stock that may be acquired within sixty (60) days of June 2, 2014 are counted as outstanding for computing the percentage held by each person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)
The shares reported in this column represent shares of common stock underlying stock options, warrants and convertible preferred stock exercisable or convertible for shares of our common stock within sixty (60) days of June 2, 2014.

(3)	Based on 62,664,601 shares outstanding as of June 2, 2014.
(4)	Beneficial ownership shares as reported on Form SC 13G as of December 31, 2013.
(5)	The principal business address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.
(6)	The principal business address for Credit Suisse AG is Uetlibergstrasse 231, CH 8070, Zurich, Switzerland.
(7)	The principal business address for FMR LLC is 245 Summer Street, Boston, MA 02210.
(8)
The principal business address for The Mandalay Trust is 1 Raffles Link, #05-02 Singapore 039393. Bidzina Ivanishvili is the settlor of the Trust whose principal business address is Irakly II Square No.3, Tbilisi, Georgia.

(9)
Beneficial ownership shares as reported on Form SC 13G as of March 25, 2014. The Mandalay Trust consists of Soothsayer Limited which beneficially owns 567,737 shares of common stock of the Issuer and Meadowsweet Assets Limited which beneficially owns 3,052,250 shares of common stock of the Issuer. Soothsayer Limited and Meadowsweet Assets Limited are both wholly owned by the Trust, of which Credit Suisse Trust Limited is the Trustee.

(10)
Includes 699,370 shares our common stock owned by the Christopher M. and S. L. Starr Trust of which Dr. Starr is a co-trustee and beneficiary and shares voting and investment power, and options to purchase 803,975 shares of our common stock held by Dr. Starr directly as of June 2, 2014.

(11)
Includes 16,100 shares our common stock owned by Ms. Erbez and 3,500 shares of our common stock held in trust for Ms. Erbez's children of which Ms. Erbez is a co-trustee and beneficiary and shares voting and investment power, and options to purchase 87,082 shares of our common stock held by Ms. Erbez directly as of June 2, 2014.

REPORT OF OUR AUDIT COMMITTEE

The members of our Audit Committee have been appointed by our Board of Directors.  Our Audit Committee is governed by its charter, which has been approved and adopted by our Board of Directors and which is reviewed, reassessed and approved annually by our Audit Committee.

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by us to any governmental body or to the public, (ii) our systems of internal controls regarding finance, accounting, legal compliance and ethics and (iii) our auditing, accounting and financial reporting processes.  It is not the responsibility of our Audit Committee to determine that our financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly our results of operations for the periods presented or that we maintain appropriate internal controls.  Nor is it the duty of our Audit Committee to determine that the audit of our financial statements have been carried out in accordance with generally accepted auditing standards or that our independent registered public accounting firm is independent.

In this context, our Audit Committee hereby reports as follows:

•	The Audit Committee reviewed and discussed our audited financial statements as of and for our fiscal year ended December 31, 2013 with management and the independent registered public accounting firm.

•
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 16, "Communications with Audit Committees," as adopted by the Public Company Accounting Oversight Board.

•
The Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the independence of the independent registered public accounting firm.

Based upon the review and discussion referred to in the three bullet points above, our Audit Committee recommended to our Board of Directors, and our Board of Directors has approved, that our audited financial statements for the fiscal year ending December 31, 2013 be included in the Annual Report on Form 10-K for that year for filing with the Securities and Exchange Commission.

Audit Committee

Raymond W. Anderson (Chair)

Rick L. Franklin, M.D., Ph.D.

Erich Sager

Timothy P. Walbert

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than ten percent of a registered class of our equity securities, or 10% stockholders, to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, executive officers and 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such reports furnished to us, we believe that during the year ended December 31, 2013, our directors, executive officers and 10% stockholders timely filed all Section 16(a) reports applicable to them.

Information on Our Website
Information on our website is not part of this proxy statement and you should not rely on that information in deciding whether to approve any of the proposals described in this proxy statement, unless that information is also in this proxy statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov.  Reports, proxy statements and other information concerning us also may be inspected at the offices of the Financial Industry Regulatory Authority, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006.  You may also obtain free copies of the documents that we file with the SEC by going to the Investors and Media section of our website, www.raptorpharma.com.
We will provide without charge to each person solicited upon the written request of any such person, a copy of our annual report to stockholders.  If you would like to request a copy of our annual report to stockholders or copies of the documents that we file with the SEC, please send a request in writing to the following address or call the following telephone number:

Raptor Pharmaceutical Corp. 7 Hamilton Landing, Suite 100 Novato CA 94949 (415) 408-6200 Attention: Corporate Secretary

You should rely only on the information contained in this proxy statement to vote your shares at our annual meeting. We have not authorized anyone to provide you with information that differs from that contained in this proxy statement. This proxy statement is dated June 2, 2014.  You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.
Trademark Notice
Raptor, the Raptor logos and all other Raptor product and service names are registered trademarks or trademarks of Raptor in the United States and in other select countries. "® " and "™" indicate U.S. registration and U.S. trademark, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective companies.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8.  Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2015 proxy statement, your proposal must be received by us no later than February 19, 2015, and must otherwise comply with Rule 14a-8. While our board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to our Bylaws.

Our Bylaws, as amended, also provide for separate notice procedures to propose business to be considered by stockholders at a meeting outside the processes of Rule 14a-8. To be considered timely under these provisions, the stockholder's notice must be received by our Corporate Secretary at our principal executive offices no earlier than March 31, 2015 and no later than April 30, 2015.  However, if the date of our 2015 annual meeting of stockholders is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the date of our 2014 annual meeting, then notice must be delivered not earlier than the close of business on the 120th day prior to the date of our 2015 annual meeting and not later than the close of business on the 90th day prior to the date of our 2015 annual meeting or, if later, the 10th day following the day on which public announcement of the date of our 2015 annual meeting is first made. Proposals to be included in next year's proxy statement prepared by us must comply with certain rules and regulations promulgated by the SEC and the procedures set forth in our bylaws, as amended.

Communication with Our Board of Directors

Our Board of Directors has provided a procedure for stockholders or other persons to send written communications to our Board of Directors, committees of our Board of Directors or any of the directors, including complaints to our Audit Committee regarding accounting, internal accounting controls, or auditing matters. Stockholders may send written communications to our Board of Directors, the appropriate committee or any of our directors by certified mail only, c/o Audit Committee Chair, Raptor Pharmaceutical Corp., 7 Hamilton Landing, Suite 100, Novato, California 94949. All such written communications will be compiled by the Chair of the Audit Committee and submitted to our Board of Directors, a committee of our Board of Directors or the individual director(s), as appropriate, within a reasonable period of time. These communications will be retained with our corporate records.

Delivery of this Proxy Statement to Multiple Stockholders with the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders.  This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in "householding."  If, at any time, you no longer wish to participate in "householding" and would prefer to receive separate proxy materials in the future, you may (1) notify your broker, (2) direct your written request to: Corporate Secretary, Raptor Pharmaceutical Corp., 7 Hamilton Landing, Suite 100, Novato, California 94949, or (3) contact our Chief Financial Officer, Georgia Erbez, at (415) 408-6231.  Upon a written or oral request to the address or telephone number above, we will promptly deliver a separate set of proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered. Our stockholders who currently receive multiple copies of the proxy materials at their address and would like to request "householding" of their communications should contact their broker.

APPENDIX A
RAPTOR PHARMACEUTICAL CORP.
2013 EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I.
PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN
1.1            Purpose and Scope. The purpose of the Raptor Pharmaceutical Corp. 2013 Employee Stock Purchase Plan, as it may be amended from time to time, (the "Plan") is to assist employees of Raptor Pharmaceutical Corp., a Delaware corporation, (the "Company") and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.
ARTICLE II.
DEFINITIONS
Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.
2.1            "Agent" means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
2.2            "Administrator" shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.
2.3            "Board" shall mean the Board of Directors of the Company.
2.4            "Code" shall mean the Internal Revenue Code of 1986, as amended.
2.5            "Commencement Date" shall mean the date determined by the Administrator.
2.6            "Committee" shall mean the Compensation Committee of the Board.
2.7            "Common Stock" shall mean the shares of common stock of the Company, par value $0.001 per share.
2.8            "Company" shall have such meaning as set forth in Section 1.1 hereof.
2.9            "Compensation" of an Employee shall mean the regular straight-time earnings or base salary and commissions paid to the Employee from the Company or any Designated Subsidiary on each Payday as compensation for services to the Company or any Designated Subsidiary, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan of the Company or any Designated Subsidiary, including overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay, prior week adjustments and weekly bonus, but excluding education or tuition reimbursements, imputed income arising under any Company or Designated Subsidiary group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee's benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee's net income.
2.10            "Designated Subsidiary" shall mean the Subsidiaries that have been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date, in accordance with Section 7.2 hereof.
2.11            "Effective Date" shall mean the date the Plan is adopted by the Board, subject to approval of the Plan by the Company's stockholders.
2.12            "Eligible Employee" shall mean an Employee who (a) is customarily scheduled to work at least twenty (20) hours per week, (b) whose customary employment is more than five (5) months in a calendar year and (c) after the granting of the Option would not be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of clause (c), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Administrator may exclude from participation in the Plan as an Eligible Employee (x) any Employee that is a "highly compensated employee" of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a "highly compensated employee" (A) with compensation above a specified level, (B) who is an officer and/or (C) is subject to the disclosure requirements of Section 16(a) of the Exchange Act and/or (y) any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or the Option to violate the requirements of Section 423 of the Code; provided that any exclusion in clauses (x), and/or (y) shall be applied in an identical manner under each Offering Period to all Employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e).
2.13            "Employee" shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. "Employee" shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).
2.14            "Enrollment Date" shall mean the first date of each Offering Period.
2.15            "Exercise Date" shall mean the last Trading Day of each Offering Period, except as provided in Section 5.2 hereof.
2.16            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
2.17            "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:
(a)            If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)            If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)            If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.18            "Grant Date" shall mean the first Trading Day of an Offering Period.
2.19            "New Exercise Date" shall have such meaning as set forth in Section 5.2(b) hereof.
2.20            "Offering Period" shall mean the six (6)-month period commencing on each May 15 and November 15 following the Commencement Date, except as otherwise provided under Section 5.3 hereof; provided, however, that the first Offering Period commencing on or after the

Effective Date shall commence on the Commencement Date and end on the earlier of the May 14 or November 14 immediately following such Commencement Date. The duration and timing of Offering Periods may be changed by the Board or Committee, in its sole discretion. In no event may an Offering Period exceed twenty-seven (27) months.

2.21            "Option" shall mean the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.
2.22            "Option Price" shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.2 hereof.
2.23            "Parent" means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder.
2.24            "Participant" shall mean any Eligible Employee who elects to participate in the Plan.
2.25            "Payday" shall mean the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.
2.26            "Plan" shall this Raptor Pharmaceutical Corp. 2013 Employee Stock Purchase Plan, as it may be amended from time to time.
2.27            "Plan Account" shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.
2.28            "Section 423 Option" shall have such meaning as set forth in Section 3.1(b) hereof.
2.29            "Subsidiary" shall mean any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder. In addition, with respect to any sub-plans adopted under Section 7.1(d) hereof which are designed to be outside the scope of Section 423 of the Code, Subsidiary shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.
2.30            "Trading Day" shall mean a day on which the principal securities exchange on which the Common Stock is listed is open for trading or, if the Common Stock is not listed on a securities exchange, shall mean a business day, as determined by the Administrator in good faith.
2.31            "Withdrawal Election" shall have such meaning as set forth in Section 6.1(a) hereof.

ARTICLE III.
PARTICIPATION
3.1            Eligibility.
(a)            Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V hereof, and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.
(b)            No Eligible Employee shall be granted an Option under the Plan which permits the Participant's rights to purchase shares of Common Stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code (any such Option or other option, a "Section 423 Option"), to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the Section 423 Option is granted) for each calendar year in which any Section 423 Option granted to the Participant is outstanding at any time. For purposes of the limitation imposed by this subsection,
(i)            the right to purchase stock under a Section 423 Option accrues when the Section 423 Option (or any portion thereof) first becomes exercisable during the calendar year,
(ii)            the right to purchase stock under a Section 423 Option accrues at the rate provided in the Section 423 Option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and
(iii)            a right to purchase stock which has accrued under a Section 423 Option may not be carried over to any other Section 423 Option; provided that Participants may carry forward amounts so accrued that represent a fractional share of stock and were withheld but not applied towards the purchase of Common Stock under an earlier Offering Period, and may apply such amounts towards the purchase of additional shares of Common Stock under a subsequent Offering Period; provided further that any amounts so accrued that are in excess of a fractional share of stock will be refunded to such Participant.
The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.
3.2            Election to Participate; Payroll Deductions
(a)            Except as provided in Section 3.3 hereof, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of an Offering Period's Enrollment Date may elect to participate in such Offering

Period and the Plan by delivering to the Company a payroll deduction authorization no later than the tenth (10th) calendar day prior to the applicable Enrollment Date.
(b)            Subject to Section 3.1(b) hereof, payroll deductions (i) shall be equal to at least one percent (1%) of the Participant's Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than the lesser of fifteen percent (15%) of the Participant's Compensation as of each Payday of the Offering Period following the Enrollment Date or $25,000 per Offering Period; and (ii) may be expressed either as (A) a whole number percentage, or (B) a fixed dollar amount. Amounts deducted from a Participant's Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant's Plan Account.
(c)            Following at least one (1) payroll deduction, a Participant may decrease (to as low as zero) the amount deducted from such Participant's Compensation only once during an Offering Period upon ten (10) calendar days' prior written notice to the Company. A Participant may not increase the amount deducted from such Participant's Compensation during an Offering Period.
(d)            Notwithstanding the foregoing, upon the termination of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.1(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.
3.3            Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.
ARTICLE IV.
PURCHASE OF SHARES
4.1            Grant of Option. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of shares of Common Stock subject to a Participant's Option shall be determined by dividing (a) such Participant's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's Plan Account on such Exercise Date by (b) the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than 7,500 shares of Common Stock (subject to any adjustment pursuant to Section 5.2 hereof). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. Each Option shall expire on the Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.

4.2            Option Price. The Option Price per share of Common Stock to be paid by a Participant upon exercise of the Participant's Option on the applicable Exercise Date for an Offering Period shall be equal to eighty five percent (85%) of the lesser of the Fair Market Value of a share of Common Stock on (a) the applicable Grant Date and (b) the applicable Exercise Date; provided that in no event shall the Option Price per share of Common Stock be less than the par value per share of the Common Stock.
4.3            Purchase of Shares.
(a)            On the applicable Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant's part be deemed to have exercised his or her Option to purchase at the applicable per share Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant's Plan Account. The balance, if any, remaining in the Participant's Plan Account (after exercise of such Participant's Option) as of such Exercise Date shall be carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee. Any balance not carried forward to the next Offering Period in accordance with the prior sentence shall be promptly refunded to the applicable Participant. For the avoidance of doubt, in no event shall an amount greater or equal to the per share Option Price as of an Exercise Date be carried forward to the next Offering Period.
(b)            As soon as practicable following the applicable Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company's sole discretion, to either (i) the Participant or (ii) an account established in the Participant's name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant's Plan Account balance, without interest thereon.
4.4            Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. No Option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.

ARTICLE V.
PROVISIONS RELATING TO COMMON STOCK
5.1            Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be 1,000,000. Shares of Common Stock made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.
5.2            Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a)            Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
(b)            Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's Option has been changed to the New Exercise Date and that the Participant's Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1(a) hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.
(c)            Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the

Company's proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's Option has been changed to the New Exercise Date and that the Participant's Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1(a) hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.
5.3            Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares of Common Stock remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant's Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon.
5.4            Rights as Stockholders. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Common Stock have been deposited in the designated brokerage account following exercise of his or her Option.
ARTICLE VI.
TERMINATION OF PARTICIPATION
6.1            Cessation of Contributions; Voluntary Withdrawal.
(a)            A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a "Withdrawal Election"). A Participant electing to withdraw from the Plan may elect to either (i) withdraw all of the funds then credited to the Participant's Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant's Option for such Offering Period shall terminate; or (ii) exercise the Option for the maximum number of whole shares of Common Stock on the applicable Exercise Date with any remaining Plan Account balance returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such Exercise Date, without any interest thereon, and after such exercise cease to participate in the Plan. Upon receipt of a Withdrawal Election, the Participant's payroll deduction authorization and his or her Option to purchase under the Plan shall terminate.

(b)            A Participant's withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.
(c)            A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.
6.2            Termination of Eligibility. Upon a Participant's ceasing to be an Eligible Employee, for any reason, such Participant's Option for the applicable Offering Period shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and such Participant's Plan Account shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto pursuant to applicable law, within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon.
ARTICLE VII.
GENERAL PROVISIONS
7.1            Administration.
(a)            The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.
(b)            It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)            To establish, suspend and terminate Offering Periods;
(ii)            To determine when and how Options shall be granted and the provisions and terms of each Offering Period (which need not be identical);
(iii)            To select Designated Subsidiaries in accordance with Section 7.2 hereof; and
(iv)            To construe and interpret the Plan, the terms of any Offering Period and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering Period or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective, subject to Section 423 of the Code and the Treasury Regulations thereunder.
(c)            The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
(d)            The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
(e)            All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.
7.2            Designation of Subsidiary Corporations. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries that shall constitute Designated Subsidiaries. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.
7.3            Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.
7.4            No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.
7.5            Amendment and Termination of the Plan.
(a)            The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company's stockholders given within twelve (12) months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares of Common Stock subject to the Plan or change the designation or class of Eligible Employees; and provided, further that without approval of the Company's stockholders, the Plan may not be amended in any manner that would cause the Plan to no longer be an "employee stock purchase plan" within the meaning of Section 423(b) of the Code.
(b)            In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, to the extent permitted under Section 423 of the Code, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)            altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;
(ii)            shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and
(iii)            allocating shares of Common Stock.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
(c)            Upon termination of the Plan, the balance in each Participant's Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.
7.6            Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.
7.7            Term; Approval by Stockholders. Subject to approval by the stockholders of the Company in accordance with this Section 7.7, the Plan shall terminate on the tenth (10th) anniversary of the date of its initial approval by the stockholders of the Company, unless earlier terminated in accordance with Sections 5.3 or 7.5 hereof. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of said twelve (12)-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.
7.8            Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the

Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
7.9            Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
7.10            Notice of Disposition of Shares. Each Participant shall give the Company prompt notice of any disposition or other transfer of any shares of Common Stock, acquired pursuant to the exercise of an Option, if such disposition or transfer is made (a) within two (2) years after the applicable Grant Date or (b) within one (1) year after the transfer of such shares of Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.
7.11            Tax Withholding. The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.
7.12            Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.
7.13            Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
7.14            Conditions To Issuance of Shares.
(a)            Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b)            All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Committee may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.
(c)            The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.
(d)            Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
7.15            Equal Rights and Privileges. Except with respect to sub-plans designed to be outside the scope of Section 423 of the Code, all Eligible Employees of the Company (or of any Designated Subsidiary) shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code or the regulations promulgated thereunder so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Code or the Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 of the Code or the Treasury Regulations thereunder shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or the Treasury Regulations thereunder.
* * * * * *

I hereby certify that the foregoing Raptor Pharmaceutical Corp. Employee Stock Purchase Plan was duly approved by the Board of Directors of Raptor Pharmaceutical Corp. on October 30, 2013.
I hereby certify that the foregoing Raptor Pharmaceutical Corp. Employee Stock Purchase Plan was duly approved by the stockholders of Raptor Pharmaceutical Corp. on [_____], 2014.
Executed on this ___ day of _______, 2014.

                ___________________________________
                    [Name, Title]

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature Signature [PLEASE SIGN WITHIN BOX] Date (Joint Owners) Date0000216485_1 R1.0.0.51160 RAPTOR PHARMACEUTICAL CORP.7 HAMILTON LANDING, SUITE 100 NOVATO, CA 94949 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following eight nominees to serve until the 2015 annual meeting. 1. Election of Directors For Against Abstain 01 Raymond W. Anderson 02 Suzanne L. Bruhn 03 Richard L. Franklin 04 Llew Keltner 05 Erich Sager 06 Vijay B. Samant 07 Christopher M. Starr 08 Timothy P. Walbert The Board of Directors recommends you vote FOR proposals 2., 3. and 4. For Against Abstain 2. To approve, on an advisory basis, the compensation of the Company's Named Executive Officers. For Against Abstain 3. To ratify the appointment by the audit committee of the Board of Directors of Grant Thornton LLP. as Raptor's independent registered public accounting firm for the year ending December 31, 2014. 4. To approve the Raptor Pharmaceutical Corp. 2013 Employee Stock Purchase Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000216485_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com. RAPTOR PHARMACEUTICAL CORP. Annual Meeting of Stockholders July 29, 2014 This proxy is solicited by the Board of Directors IN THEIR DISCRETION, CHRISTOPHER M. STARR, PH.D. AND GEORGIA ERBEZ (THE "PROXIES"), OR ANY OF THEM, ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NAMED NOMINEES FOR DIRECTOR, "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, "FOR" THE RATIFICATION OF THE APPOINTMENT OF RAPTOR'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND "FOR" THE APPROVAL OF THE RAPTOR PHARMACEUTICAL CORP. 2013 EMPLOYEE STOCK PURCHASE PLAN, IN ACCORDANCE WITH THE JUDGEMENT OF YOUR PROXIES. All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked. YOUR VOTE IS IMPORTANT. PLEASE COMPLETE YOUR VOTING SELECTION AND SIGN, DATE AND MAIL YOUR PROXY CARD BACK IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE ! Continued and to be signed on reverse side